                                                                   EXHIBIT 10.11


                                TRIPLE NET LEASE

                                 By and Between

                       RADNOR/COLLINS/SORRENTO PARTNERSHIP

                                       and

                                  GAMMA-METRICS









                                 January 1, 1995
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                               TABLE OF CONTENTS
                               -----------------


SECT. TITLE                                                                 PAGE
-----------                                                                 ----

1. Parties ...............................................................     1

2. Premises ..............................................................     1
    2.1  Description of Premises .........................................     1
    2.2  Lessee's Covenants and Conditions ...............................     1

3. Term ..................................................................     1
    3.1  Term ............................................................     1

4. Rent ..................................................................     1
    4.1  Annual Base Rent ................................................     1
    4.2  Payment of Rent .................................................     2
    4.3  Adjustments of Base Rent ........................................     2
    4.4  Late Charges ....................................................     2

5. Use ...................................................................     3

6. Compliance with Law ...................................................     3

7. Condition of Premises .................................................     4
    7.1  Acceptance ......................................................     4
    7.2  Surrender .......................................................     4
    7.3  Regulation ......................................................     5

8. Notices ...............................................................     5

9. Brokers ...............................................................     5

10. Holding Over .........................................................     6

11. Maintenance, Repairs and Alterations .................................     6
    11.1  Lessee's Obligations ...........................................     6
    11.2  Lessor's Rights ................................................     7
    11.3  Lessor's Obligations ...........................................     7
    11.4  Alterations and Additions ......................................     9

12. Liens ................................................................    10

13. Bankruptcy ...........................................................    11

14. Indemnification and Release ..........................................    11

15. Insurance ............................................................    12
    15.1  Liability Insurance ............................................    12
    15.2  Property Insurance .............................................    13
    15.3  Other Required Insurance .......................................    14
    15.4  Insurers .......................................................    14
    15.5  Waiver of Subrogation ..........................................    14


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    15.6  Exemption of Lessor from Liability .............................    14
    15.7  Insurance Policies .............................................    15

16. Damage or Destruction ................................................    15
    16.1  Definitions ....................................................    15
    16.2  Partial Damage--Insured Loss ...................................    16
    16.3  Partial Damage--Uninsured Loss .................................    16
    16.4  Total Destruction ..............................................    16
    16.5  Damage Near End of Term ........................................    16
    16.6  Waiver .........................................................    17
    16.7  Lessee's Right To Terminate ....................................    17

17. Real Property Taxes ..................................................    18
    17.1  Payment of Taxes ...............................................    18
    17.2  Definition of "Real Property Tax" ..............................    18
    17.3  Joint Assessment ...............................................    19
    17.4  Personal Property Taxes ........................................    19
    17.5  Abatement ......................................................    19

18. Utilities ............................................................    20
    18.1  Metering .......................................................    20

19. Defaults and Remedies ................................................    20
    19.1  Events of Default ..............................................    20
    19.2  Remedies .......................................................    21
    19.3  Worth at Time of Award .........................................    21
    19.4  Re-Entry by Lessor .............................................    21
    19.5  Remedies Cumulative ............................................    22

20. Condemnation .........................................................    22

21. Estoppel Certificate .................................................    23
    21.1  Written Statement by Lessee ....................................    23
    21.2  Lessee's Failure to Deliver Statement ..........................    24

22. Governing Law ........................................................    24

23. Successors and Assigns ...............................................    24

24. Attorneys' Fees ......................................................    24
    24.1  Suit by Either Party ...........................................    24

25. Performance by Lessee ................................................    24

26. Mortgagee Protection .................................................    25

27. Definition of Lessor .................................................    25

28. Waiver ...............................................................    25

29. Identification of Lessee .............................................    26


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30. Terms and Headings ...................................................    26

31. Examination of Lease .................................................    26

32. Time .................................................................    26

33. Prior Agreement; Amendments ..........................................    27

34. Separability .........................................................    27

35. Recording ............................................................    27

36. Authority ............................................................    27

37. Limitation on Liability ..............................................    27
    37.1  Limitation as to Lessor ........................................    27
    37.2  Limitation as to Lessee ........................................    28

38. Lessor's Access ......................................................    28
    38.1  Right of Entry .................................................    28
    38.2  Signs ..........................................................    28

39. Auctions .............................................................    28

40. Signs ................................................................    29

41. (Deleted] ............................................................    29

42. Subordination and Attornment .........................................    29
    42.1  Subordination of Lease .........................................    29
    42.2  Lessee's Execution of Written Subordination ....................    30
    42.3  Non-Disturbance Agreement for Existing Mortgage or
          Deed of Trust ..................................................    30

43. Riders ...............................................................    31

44. [Deleted] ............................................................    31

45. Easements ............................................................    31

46. Performance Under Protest ............................................    31

47. Assignment and Subletting ............................................    32
    47.1  Lessor's Consent ...............................................    32
    47.2  Written Notice to Lessor .......................................    32
    47.3  Right of Recapture .............................................    32
    47.4  Division of Profits ............................................    33
    47.5  Continuing Liability of Lessee .................................    33

48. Surrender Not Merger .................................................    34


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49. Common Areas .........................................................    34
    49.1  Availability of Common Areas ...................................    34
    49.2  Parking ........................................................    34
    49.3  Common Area Expenses ...........................................    35
    49.4  Common Areas Taxes and Assessments .............................    35
    49.5  Lessee's Pro Rata Share ........................................    36
    49.6  Audit Rights ...................................................    37
    49.7  Tax Contest ....................................................    37
    49.8  Exclusions to Common Area Expenses .............................    38

50. Additional Provisions ................................................    39
    50.1  Tenant Improvements ............................................    39
    50.2  Option to Renew ................................................    40
    50.3  Approvals ......................................................    41
    50.4  Assignment of Warranties .......................................    41
    50.5  [Deleted] ......................................................    42
    50.6  [Deleted] ......................................................    42
    50.7  Pacific Corporate Center Owners' Association ...................    42
    50.8  Right To Terminate .............................................    42
    50.9  Lessor's Default ...............................................    43
    50.10 Force Majeure ..................................................    43
    50.11 Quiet Enjoyment ................................................    43
    50.12 Lessee's Right To Contest ......................................    43








Exhibits:

A  The Premises .................................................   1, 3, 34, 36
B  Lessee Requirements to Perform Alterations ...................           9,40
C  Use Restrictions .............................................           3,52
D  Plat .........................................................       34,36,42
E  Articles of Incorporation and Bylaws .........................             42
F  CC&R's .......................................................           3,42
G  Subordination, Nondisturbance
   and Recognition Agreement ....................................             30
H  Guarantee of Lease ...........................................
I  List of Items Pursuant to Section 7.2 ........................              4


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                                  PACIFICPOINT
                          STANDARD NET, NET, NET LEASE



1.    Parties.

      This Lease, dated for reference purposes on January 1, 1995, is made by and between RADNOR/COLLINS/SORRENTO PARTNERSHIP, a California general partnership ("Lessor"), and GAMMA-METRICS, a California corporation ("Lessee"). The prior lease between Lessor and Lessee dated November 18, 1988 is cancelled and superseded by this Lease; provided, however, that such cancellation shall not release either party of any obligations under such prior lease existing or accrued as of December 31, 1994.

2.    Premises.

      2.1 Description of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property consisting of an approximately 44,869 square foot building (the "Building") located at 5788 Pacific Center Boulevard in the City of San Diego, State of California as more particularly described in Exhibit "A", attached hereto and by this reference made a part hereof (the "Premises").

      2.2 Lessee's Covenants and Conditions. The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Lessee covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which Lessee is liable, and that this Lease is made upon the condition of such performance.

3.    Term.

      3.1 Term. The initial term of this Lease shall be one-hundred twenty (120) months (the "Term"), commencing on January 1, 1995 (the "Commencement Date"), and ending on December 31, 2004 (the "Termination Date"). Unless otherwise provided, "Term" includes any Renewal Term.

4.    Rent.

      4.1 Annual Base Rent. Subject to adjustment pursuant to Section 4.3, Lessee agrees to pay Lessor as Annual Base Rent for the Premises the sum of Four Hundred Twenty-Five Thousand Three Hundred Fifty Eight and 12/100 Dollars ($425,358.12) (subject to adjustment as hereinafter provided), net, net, net, in twelve equal monthly installments of Thirty-Five Thousand Four Hundred Forty-Six


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and 51/100 Dollars ($35,446.51) each, in advance on the first day of each calendar month during the Term.

      4.2 Payment of Rent. In addition to the Annual Base Rent, Lessee agrees to pay as additional rental the amount of rental adjustments and all other charges required by this Lease. All rental shall be paid to Lessor on the first day of each and every month of the Term hereof, without prior demand and without any deduction or offset (except to the extent expressly otherwise provided herein) , in lawful money of the United States of America, at the address of Lessor designated at the end of this Lease or to such other person or at such other place as Lessor may from time to time designate upon not less than thirty (30) days' prior notice in writing.

      4.3 Adjustments of Base Rent. Effective January 1 of each year during the initial Term and any Renewal Term, the Annual Base Rent (and monthly payments thereof) in effect at the end of the preceding year shall be increased by four percent (4%); provided, however, that the increase for the second year of the initial Term (i.e., for the calendar year 1996) shall be three percent (3%) and the increase for the third year of the initial Term (i.e., the calendar year
1997) shall be the lesser of four percent (4%) or the percentage change (but not less than 0) in the CPI, comparing the CPI published nearest preceding January 1, 1996 with the CPI published nearest preceding January 1, 1997. "CPI" means the U.S. Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, All Items, L.A. - Anaheim - Riverside (1982-84=100). If the CPI is discontinued, Lessor shall choose a comparable measure subject to Lessee's reasonable approval.

      4.4 Late Charges. Lessee acknowledges that, in the event Lessee fails to pay any installment of rent when due, or in the event Lessee fails to make any other payment for which Lessee is obligated under this Lease when due, Lessor will incur costs and expenses not contemplated by this Lease, the exact amount of which being extremely difficult and impractical to ascertain, including without limitation processing and accounting charges and financing costs and late charges that may be imposed by the terms of any encumbrance on or note secured by the Premises. Therefore, in the event any such payment is not paid within ten (10) calendar days after the due date, Lessee shall pay to Lessor, from and after the second (2nd) such occurrence in any twelve (12) consecutive month period during the Term, a late charge equal to one and one-half percent (1-1/2%) of the amount due or One Hundred Dollars ($100.00), whichever is greater, to compensate Lessor for the extra costs incurred as a result of such late payment. Additionally, all such delinquent rent or other sums which are not paid within ten (10) calendar days after the due date, shall, from and after the second (2nd) such occurrence in any twelve (12) consecutive month period during the Term, bear interest at the rate of the Bank of


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America (San Francisco Main Office) reference rate ("prime rate") plus two-percent (2%) per annum, or the maximum lawful rate, whichever rate is less (said rate is herein sometimes referred to as the "Default Rate").

5.    Use.

      Lessee shall use the Premises for general administrative offices and light manufacturing or other light industrial uses and incidental uses not inconsistent with or prohibited by applicable zoning ordinances or the Covenants, Conditions and Regulations of the Pacific Corporate Center - North Owners' Association, and shall not use or permit the Premises to be used for any other purpose. Nothing contained herein shall be deemed to give Lessee any exclusive right to such use in the Premises or any adjoining property. Lessee shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Premises, and shall, upon written notice from Lessor, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. Lessee shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Lessee's use or occupancy of the Premises, impose any duty upon Lessee or Lessor with respect to the Premises or with respect to the use or occupation thereof. Lessee shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any loud noise, vibration or other nuisance in, on or about the Premises or otherwise disturb the peaceful possession of adjoining or nearby Premises. In addition, Lessee shall comply with the provisions of the attached Exhibit "C". Lessee shall not commit or suffer to be committed any waste in or upon the Premises, nor shall Lessee cause, maintain or permit any outside storage on or about the Premises except as may be authorized in writing by Lessor. Lessor and Lessee acknowledge that Lessee has constructed an exterior enclosure in the area depicted on Exhibit "A", and Lessor hereby approves of such enclosure, to the extent that such enclosure does not violate any laws or ordinances of the City of San Diego or the Covenants, Conditions and Restrictions of the Pacific Corporate Center - North Owners' Association, attached hereto as Exhibit "F".

6.    Compliance with Law.

      Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, regulations, and other requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises the requirements of any board of fire underwriters, any certificate of occupancy, and any recorded documents affecting the Premises,


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
insofar as the same relate to the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee. Lessee shall at its expense (subject to possible credit or recoupment pursuant to Section 11. 3 [c] ) make all modifications or improvements to the Building which are required in order to comply with the Americans With Disabilities Act, and Lessor shall at its expense (subject to recovery as a Common Area Expense) make all modifications or improvements to the Common Areas which are required in order to comply with such Act.

7.    Condition of Premises.

      7.1 Acceptance. Lessee has been in possession of the Premises pursuant to a prior lease and accepts the Premises as being in good and sanitary order, condition and repair and in accordance with the requirements of this Lease. Lessor makes no representation or warranty as to the condition of the Premises or as to the use or occupancy which may be made thereof, and Lessor shall not be required to make any repairs or improvements for any reason except as expressly required herein.

      7.2 Surrender. Lessee agrees on the last day of the Term hereof, or on the sooner termination of the Lease, to surrender the Premises unto Lessor "broom clean", in good condition and repair, normal wear and tear and damage by casualty (except to the extent Lessee is required to repair the same) or taking excepted, and all fixtures and equipment, the maintenance of which is the responsibility of Lessee hereunder, in good working order, together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures including without limitation the items listed in Exhibit I hereto which have been made at the expense of Lessee). At any time during the term of this Lease (but not more than once in any twelve
(12)-month period except for reasonable cause), or at any time within thirty
(30) days after the expiration or earlier termination of this Lease, Lessor may, at its option and at Lessor's sole expense except as otherwise provided herein, and with reasonable advance notice to Lessee, retain the services of one or more inspectors or consultants to inspect the Premises and all equipment and fixtures located on or affixed thereto, to determine whether such Premises, equipment and fixtures are in the condition required to be maintained by Lessee by this Lease. In the event of any deficiency as determined by such inspection(s), Lessee shall cause the same to be corrected promptly and in a good and workmanlike manner, at its sole expense. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all of Lessee's personal property and trade fixtures from the Premises, and all property not


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
so removed shall be deemed abandoned by Lessee, and may be sold or otherwise disposed of at Lessee's expense. Lessee waives all claims against Lessor for any cost or damage to Lessee arising out of Lessor's retention or disposition of any such alterations, fixtures or personal property as aforesaid. Lessee understands that if the Premises are not surrendered at the end of the term or sooner termination of this Lease in the condition required by this Lease, Lessor may be delayed in re-leasing the Premises or unable to timely deliver possession to a succeeding tenant.

      7.3 Regulation. Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants, conditions or restrictions now of record, or which may hereafter be recorded with respect to the Premises as amended from time to time (provided that no such amendments recorded by Lessor subsequent to the Commencement Date shall materially interfere with Lessee's use of the Premises, nor make such use substantially more costly), and accepts this Lease subject thereto and to all matters disclosed thereby and by any Exhibits attached thereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

8.    Notices.

      Any notice, demand or communication required or permitted to be given hereunder must be in writing and shall be given by personal service, certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable courier service providing proof of delivery. Notices shall be deemed received upon the earlier of (i) the date of actual receipt (or, if such date is not a business day, the next succeeding business day thereafter) or (ii) the third business day after being deposited in the U.S. Mail. Notices to Lessee shall be addressed to Lessee at the Premises, with a copy to Thermo Instrument Systems Inc., 8 W. Forge Parkway, Franklin, Massachusetts, 02038,
Attn: Denis A. Helm, and notices to Lessor shall be addressed to Lessor at its address set forth herein. Either party may specify a different or additional address for notice purposes by written notice to the other hereunder.

9.    Brokers.

      Lessor and Lessee each warrant and represent to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Langdon Rieder and Colliers-Iliff Thorn, whose commissions shall be payable by Lessor pursuant to separate written agreements, and that it


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knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Lessor and Lessee each agree to indemnify, defend and hold the other harmless from and against any and all cost, expense or liability for any compensation, commission, charge or fee claimed by any broker or agent with whom the indemnifying party has had dealings in connection with this Lease.

10.   Holding Over.

      If Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of Lessor, Lessee shall become a Lessee at sufferance only, at a rental rate equal to (i) one hundred twenty percent (120%) for the first one hundred twenty (120) day period, and (ii) one hundred fifty percent (150%) thereafter of the rent in effect upon the date of such expiration (as provided in Section 4 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Lessor of rent after such expiration or earlier termination shall not result in a renewal of this Lease. If Lessee obtains Lessor's written consent to hold over, then the rental rate for said holdover period shall be equal to the rate payable hereunder at the time of such expiration or earlier termination. The foregoing provisions of this Section 10 are in addition to and do not affect Lessor's right of re-entry or any rights of Lessor hereunder or as otherwise provided by law.

11.   Maintenance, Repairs and Alterations.

      11.1 Lessee's Obligations. Subject to Lessor's obligations under Sections 11.3, 16 and 20, and the limitations of Section 11. 3(b), Lessee shall keep in good order, condition and repair the Premises and every part thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age or the quality of construction of such portion of the Premises, or any other reason), including, without limiting the generality of the foregoing, all plumbing, heating, ventilation, air conditioning, electrical, lighting facilities and equipment within the Premises, fixtures, interior walls and surfaces, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, fences, enclosures, and Lessee's signs located on the Premises, and sidewalks and parkways immediately adjacent to the Premises. Lessee shall arrange for annual inspection of the roof, mechanical and electrical portions of the Premises by qualified independent third parties and shall pay for the cost of such inspections and promptly arrange for the correction of any defects found. During September of each year, Lessee shall at its expense arrange for a


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
professional inspection of the cathodic protection system, and Lessee shall at its expense promptly repair any deficiencies to such system. Lessee shall require written reports of the foregoing inspections and shall promptly provide Lessor copies of such reports, an itemization of any defects found, and a statement of the corrective action(s) taken. Lessee shall maintain and keep in force at all times during the Term a maintenance contract for the heating, air conditioning and ventilation equipment serving the Premises (the maintenance of which is the responsibility of Lessee hereunder). In the event that Lessee fails to maintain any part of the Premises, the maintenance of which is the responsibility of Lessee hereunder, in good condition and repair, Lessor shall deliver to Lessee written notice of such defects, and Lessee shall promptly undertake such action as is reasonably required to correct such defects. In the event that Lessee fails to diligently undertake such corrective action, Lessor shall have the right, but not the obligation, to correct same at Lessee's sole cost and expense. Notwithstanding anything herein to the contrary, to the extent that the need for repair or replacement results from the negligence or willful misconduct of Lessor, its agents, employees, representatives, or contractors, or the failure of Lessor to perform any of its obligations under this Lease, Lessor shall pay for such repairs and replacements.

      11.2 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Section 11, or under any other Section of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate described in Section 4.4 above, shall become due and payable as additional rental to Lessor together with Lessee's next rental installment; provided that Lessor shall have no such rights if prior to the expiration of said ten (10)-day notice period Lessee has commenced performance of such obligation and diligently prosecutes such performance to completion.

      11.3 Lessor's Obligations. Except for the obligations of Lessor under
Section 16 relating to destruction of the Premises and Section 20 relating to condemnation of the Premises, it is intended by the parties hereto that Lessor shall have no obligation, in any manner whatsoever, to repair and maintain the nonstructural portions of the Premises or the equipment therein, or to pay any other cost or expense whatsoever directly or indirectly relating to the ownership, management, lease, operation or use of the Premises, all of which obligations are intended to be the Lessee's obligations under this Lease, except as provided in Section 11.3(a), below, or as otherwise expressly stated in this Lease. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

            (a) Lessor, at its sole cost, has constructed the building shell ("Building Shell") of which the Premises are a part, and all common areas associated therewith, in accordance with certain plans and specifications ("Plans") prepared by Turpit & Partners, Architects, and approved by the City of San Diego. Lessor shall repair at no cost to Lessee those portions of the Building Shell including, and specifically limited to, (i) foundations, (ii) structural exterior walls (unless damaged by Lessee, in which event Lessee shall be responsible for all repairs associated with such damage; and provided further that any damage to such exterior walls not resulting from earthquake or defects in design or construction shall be presumed to be associated with Lessee Is use, and shall be the responsibility of Lessee), and (iii) plumbing, electrical and sewer utilities ("Utilities") installed at the time of construction of the Building Shell, as depicted in the Plans (provided that any repairs to such Utilities are not the result of Lessee's misuse or abuse of same, in which event Lessee shall be responsible for all repairs thereto). Lessor shall, to the extent reasonably practicable and without incurring overtime or premium rates, attempt to minimize any interference with the conduct of Lessee's business from the making of repairs and replacements for which Lessor is responsible. Lessor shall not be responsible for any repairs the need for which arises from alterations or additions made by Lessee.

            (b) Notwithstanding anything in Section 11 to the contrary, Lessee shall not be required to make any improvement, replacement or alteration the cost of which is properly deemed a capital expenditure under generally accepted accounting principles if such capital expenditure can be avoided by a repair which is sound, functional, and consistent with good property management practices applicable to similar first-class projects in the San Diego area. Before making a repair, Lessee may notify Lessor in writing, describing the repair, the reasons therefor and the estimated cost thereof, and Lessor shall, if requested by Lessee, notify Lessee within twenty (20) days after receipt of such notice from Lessee whether Lessor contends that a capital repair/improvement should be made rather than a repair, and giving Lessor's reason(s)therefor, together with estimated capital repair/improvement costs and methods. Any dispute between Lessee and Lessor as to whether a repair versus a capital improvement/alteration should be made under this Section 11.3 (b) or
Section 49.9 shall be resolved by binding arbitration in San Diego, California, under the commercial rules of the American Arbitration Association, and the prevailing party shall recover its reasonable attorney's fees and costs.


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
            (c) If Lessee is required to make an improvement, modification, replacement or alteration pursuant to Section 11.3(b) or Section 6 which is a capital expenditure under generally accepted accounting principles, Lessee shall be entitled to a credit equal to the amount (if any) by which the actual reasonable cost of such capital expenditure exceeds the product of (i) the annual amortization of such cost on a straight-line basis based on the useful life of the improvement, alteration, replacement, or modification and (ii) the number of years remaining in the Term at the time the capital expenditure is made. (By way of example, if Lessee makes a capital expenditure of $30,000 for an improvement with a useful life of 20 years at a time when there are 5.5 years remaining in the Term, Lessee would be entitled to a credit of $21,750 [$30,000
- ($1500 X 5.5)].) Such credit shall be applied to the next rent becoming due under this Lease until it has been fully applied; if this Lease expires before the credit has been fully applied, the unapplied balance shall be paid to Lessee upon Lessee's vacating the Premises in accordance with the terms of this Lease. Before making an improvement, replacement, modification or alteration for which Lessee may claim rent credit, Lessee shall give notice to Lessor and provide Lessor with reasonably detailed information regarding the necessity for, nature and estimated cost of, the same. If, after Lessee has been credited with any rent pursuant to this Section, Lessee exercises any option(s) to renew this Lease, the parties shall re-calculate the credit to which Lessee is entitled by including the renewal period in the number of years remaining in the Term, and Lessee shall pay to Lessor the excess of the credit taken by Lessee over the re-calculated credit. If such excess exceeds $10,000, the amount over $10,000 may be paid by Lessee in equal monthly payments over the first twelve (12) months of the renewal period.

      11.4 Alterations and Additions.

            (a) Lessee shall not, without Lessor's prior written consent, which may not be unreasonably withheld, conditioned, or delayed, make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding One Hundred Fifty Thousand Dollars ($150,000.00) in cumulative costs during the term of this Lease. In any event, whether or not in excess of the foregoing cumulative cost, Lessee shall make no change or alteration (i) to the exterior of the Premises, or (ii) to the interior if visible from the exterior, without Lessor's prior written consent. All alterations and additions shall comply with applicable law, be performed by qualified contractors carrying insurance meeting the requirements of Exhibit B, and Lessee shall provide Lessor copies of the "as built" plans, if any. As used in this Section 11.4 the term "Utility Installation" shall mean window coverings, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, fencing, satellite or other radio reception or transmitting devices, or gas lines. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the termination or earlier expiration of the term (and will notify Lessee of that fact at the time of approval), and repair all damage caused by such removal. All alterations, additions, improvements and Utility Installations which Lessee is not required to remove shall be a part of the realty and shall be surrendered upon expiration or earlier termination of this Lease. Notwithstanding anything herein to the contrary, upon expiration or earlier termination of this Lease, Lessee shall remove or secure all facilities which have been used for the storage of Hazardous Materials as required by law and obtain all abandonment and closure certificates and related clearances required by law. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, where such approval is required, Lessor may require that Lessee remove any or all of the same at Lessee's expense.

            (b) Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, which consent may not be unreasonably withheld, conditioned, or delayed, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee with all conditions of said permit. Any such work shall be completed by Lessee promptly and in a good and workmanlike manner, using good quality materials, and in such a manner as not to cause any interruption of or interference with the use or enjoyment of any adjoining premises. Lessee shall hold Lessor harmless from any failure by Lessee to comply with the foregoing, pursuant to Section 14 below.

12.   Liens.

      Lessee shall not permit any mechanic's, materialmen's or other liens to be filed against the Premises nor against Lessee's leasehold interest in the Premises in connection with claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises or otherwise caused by Lessee. Lessee shall give Lessor not less than ten (10) days' notice before commencement of any work on the Premises and Lessor shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from liens. If any such liens are filed, Lessor may, without waiving its rights and remedies based on such breach of Lessee and without releasing Lessee from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien; provided that Lessor shall give Lessee ten (10) days' prior written notice of Lessor's intent to do so, and Lessee shall have the right to pay the claim underlying such lien or otherwise discharge the item or post a bond reasonably acceptable to Lessor within said ten (10) day period. Lessee shall promptly pay to Lessor, upon notice duly made, any sum paid by Lessor to remove such liens, together with interest at the rate described in Section 4.4 above. No provision of this Lease shall be construed to give Lessor a lien on Lessee's personal property or trade fixtures.

13.   Bankruptcy.

      If Lessee shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Lessee shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee shall be appointed of Lessee's property and the order appointing such receiver or trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Lessee shall make a general assignment for the benefit of creditors, or if Lessee's interest in this Lease or a substantial portion of Lessee's assets located at the Premises shall be seized or attached and such seizure or attachment is not discharged within sixty (60) days, then in any such event Lessor may terminate this Lease, if Lessor so elects, with or without notice of such election and with or without entry or action by Lessor. In such case, notwithstanding any other provisions of the Lease, Lessor, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in
Section 19.2 hereof. Neither Lessee nor any person claiming through or under Lessee or by virtue of any statute or order or any court shall be entitled to possession of the Premises but shall surrender the Premises to Lessor. Nothing contained herein shall limit or prejudice the right of Lessor to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved.

14.   Indemnification and Release.

      Lessee shall indemnify, defend and hold Lessor and its officers, directors, agents and employees harmless from all claims, demands, costs and expenses (including reasonable attorneys' fees) to the extent arising from or in connection with Lessee's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Lessee in or about the Premises; provided, however, that Lessee shall not be obligated under this Section 14 to the extent such claims, demands, costs and expenses are due to the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors. Lessee shall further indemnify, defend and hold Lessor harmless from all claims, demands, costs and expenses (including reasonable attorneys' fees) to the extent arising from any breach or default in the performance of any obligation to be performed by Lessee under the terms of this Lease, or to the extent arising from the negligence, or willful misconduct of Lessee or of its representatives, contractors, agents or employees; provided however, that such indemnification shall not apply to the extent such claims or liabilities are caused by the negligence or willful misconduct of Lessor, its agents, employees, representatives, or contractors. If any action or proceeding shall be brought against Lessor by reason of any such claim covered by Lessee's indemnity obligation, Lessee upon notice from Lessor shall defend the same at Lessee's expense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Lessor to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failure, or by the negligence or willful misconduct of Lessor, its agents, employees, representatives, or contractors. Notwithstanding any of the foregoing to the contrary, Lessee shall not be obligated to indemnify Lessor against any breach of Lessor's obligations under this Lease.

15.   Insurance.

      15.1 Liability Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease and any other period of occupancy hereof, a policy of Combined Single Limit, Bodily Injury and Property Damage insurance (Commercial General Liability insurance) insuring against any liability arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, said limit to be adjusted for inflation every three (3) years. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnification provisions of Section 14 above), and shall (i) name Lessor and its managing agent as additional insureds, except to the extent of such additional insureds' negligence, (ii) contain a cross liability provision, and
(iii) contain an endorsement that "the insurance provided the Lessor hereunder shall be primary and noncontributing with any other insurance available to the Lessor". The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

      15.2 Property Insurance.

            (a) Lessee shall obtain at Lessee's sole cost and expense a policy or policies of insurance covering loss or damage to the Premises, and other real property items specifically identified in writing by Lessee from time to time, in the amount of the full replacement value thereof, covering all perils included within "All Risk" coverage as such term is commonly used in the insurance industry. Said insurance shall name Lessor as insured, with a standard mortgagee endorsement. Such insurance shall cover the Premises (i.e., the Building) and include the tenant improvements, heating and cooling equipment or machinery and electrical equipment, as well as any furniture, fixtures, equipment or other personal property owned by Lessor. A Stipulated Value or Agreed Amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Fifteen Thousand Dollars ($15,000.00) per occurrence (except that earthquake coverage may have a deductible of up to five percent [5%] of the replacement value of the improvements covered), and Lessee shall be liable for such deductible amount. Lessee shall pay for the entire cost of such insurance; provided that the cost to the Lessee for earthquake and flood insurance shall not, in any event, exceed the premium for the insurance policy (without earthquake and flood insurance) by more than twenty percent (20%), and, if the cost of such insurance does exceed the above percentage, Lessor, at Lessor's sole discretion, shall either pay the excess amount (above 20%) or elect that earthquake and flood insurance is not required. (For example, if the casualty insurance required hereunder, excluding earthquake and flood insurance, is priced at One Hundred and No/100 Dollars ($100.00), and the cost of such insurance together with earthquake and flood insurance is One Hundred Thirty and No/100 Dollars ($130.00), the cost to Lessee shall be limited to twenty percent (20%) over the policy without earthquake and flood insurance, or One Hundred Twenty and No/100 Dollars ($120.00), and Lessor shall be responsible for the difference of Ten and No/100 Dollars ($10.00) if Lessor shall nonetheless elect to obtain such coverage, or Lessor in this event may elect not to obtain earthquake and flood insurance.)

            (b) If the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

            (c) Lessee shall insure the contents, equipment and tenant improvements owned by Lessee at full replacement value.

            (d) Lessee shall, at its own expense, obtain business interruption insurance of such type and coverage sufficient to pay all rent and other sums due hereunder for a period of not less than three (3) months in the event of any cessation or reduction of Lessee's business for any reason including, without limitation, damage or destruction described in Section 16 below.

      15.3 Other Required Insurance. Lessee shall obtain, at Lessee's sole cost and expense, Workers' Compensation and Employer's Liability insurance (as required by state law).

      15.4 Insurers. Insurance policies required hereunder shall be in a form reasonably satisfactory to Lessor and issued by insurance companies licensed to do business in California holding a "General Policyholders Rating" of at least A/VII, as set forth in the most current issue of "Best's Insurance Guide" (or the equivalent rating, if such guide is discontinued or materially changed).

      15.5 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Section 15.2, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. All insurance that is carried by either party with respect to the Premises or the Project, whether or not required, shall include provisions that deny to the insurer acquisition by subrogation of rights of recovery against the other party.

      15.6 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of damage or injury or the means of repairing the same is inaccessible to Lessee, except, however, that Lessor shall not be exempted from liability as herein provided to the extent that any of the above events of damage or injury are sustained by Lessee due to the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

      15.7 Insurance Policies.

            (a) The liability and property insurance policies maintained by Lessee shall include coverage for loss and liability arising from the use of radioactive materials and contamination resulting therefrom (including containment and clean up).

            (b) All insurance policies obtained by Lessee hereunder shall provide that such policy may not be canceled, materially reduced in coverage or amount, or amended in any material manner for any reason whatsoever, except if notice is given within thirty (30) days to Lessor.

            (c) Upon signing this Lease, and thereafter upon demand at any time during the term hereof, Lessee shall deliver to Lessor copies of certificates of insurance evidencing existence of the amounts and forms of coverage and proof of payment reasonably satisfactory to Lessor.

            (d) Lessee shall, within twenty (20) days after the expiration of the policies required hereunder, furnish the Lessor with renewal policies or certificates of "binders" thereof; provided that in no event shall Lessee allow the prior policy to expire and create a lapse in coverage before the renewal policy is in effect. Failure to do so may result in the Lessor ordering such insurance and charging the cost thereof to Lessee as additional rent, or may, in Lessor's sole discretion, constitute a default under this Lease. If Lessor does obtain any insurance that is the responsibility of the Lessee under this Lease, Lessor shall deliver to Lessee a written statement setting forth the cost of such insurance and showing in reasonable detail the manner in which it has been computed.

16.   Damage or Destruction.

      16.1 Definitions.

            (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than twenty-five percent (25%) of the then replacement cost of the Premises, as such replacement cost is reasonably determined by Lessor.

            (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is twenty-five percent (25%) or more of the then replacement cost of the Premises, as such replacement cost is reasonably determined by Lessor.

            (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 15 and for which the insurance proceeds of such policy(s) are sufficient to pay the full cost of repair, excluding any deductible amounts.

            (d) As used in Sections 16.1(a) and (b), "replacement cost of the Premises" means the then cost to replace the Building, real property fixtures, tenant improvements paid for by Lessor, and any other property of Lessor on or in the Premises. Such term does not include Lessee's trade fixtures, equipment, furniture or other property of Lessee, or tenant improvements paid for by Lessee.

      16.2 Partial Damage-Insured Loss. Subject to the provisions of Sections 16.4, 16.5, and 16.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, which can be repaired in less than 120 days from the date of the occurrence of such damage, then Lessor shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If said repair is estimated to take more than 120 days, then either Lessor or Lessee may terminate this Lease upon determination of a reasonable schedule of repair.

      16.3 Partial Damage-Uninsured Loss. Subject to the provisions of Sections 16.4, 16.5, and 16.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage.

      16.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such total destruction, and all insurance proceeds with respect to the Building and fixtures owned by Lessor or in which Lessor has an interest shall be payable to Lessor.

      16.5 Damage Near End of Term.

            (a) If at any time during the last twelve (12) months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, and which cannot be repaired within ninety (90) days, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. If the damage was not caused by Lessee's negligence, then Lessee shall also have the option to cancel the Lease under the provisions of this Section 16.5(a).

            (b) Notwithstanding Section 16. 5 (a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee may exercise such option, if it is to be exercised at all or, in the event Lessee has already exercised such option, shall reconfirm such exercise in writing, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six (6) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall effect repairs in accordance with the provisions of Section 16.2 above, and this Lease shall continue in full force and effect. If Lessee fails to exercise or reconfirm its prior exercise of such option during said twenty
(20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period. In the event of any conflict or inconsistency between the provisions of this Section 16.5 and the terms or conditions of any such option, the provisions hereof shall be controlling in all respects, notwithstanding any term or provision in the grant of option to the contrary, unless otherwise expressly agreed in writing which expressly and specifically refers to this Section 16.5.

      16.6 Waiver. Lessor and Lessee hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed, and agree that such event shall be exclusively governed by the terms of this Lease.

      16.7 Lessee's Right To Terminate. If Lessor shall fail either to complete the restoration and repair of the Premises or to restore the same as nearly equivalent as practicable to their condition immediately prior to the casualty within one hundred eighty (180) days from the date of occurrence of the casualty, then, in either such event, Lessee may terminate this Lease by thirty
(30) days' prior notice to Lessor given no later than fifteen (15) days after the expiration of the aforesaid one hundred eighty (180)-day period; provided, however, that if Lessor completes such restoration before the expiration of said 30-day period, this Lease shall remain in effect.

17.   Real Property Taxes.

      17.1 Payment of Taxes. Lessee shall pay before delinquency all real property taxes and assessments levied against the Premises and the parcel on which they are located during the Term of this Lease. If any such real property taxes paid by Lessee shall cover any period of time after the expiration of the Term hereof, Lessee's share of such real property taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall promptly reimburse Lessee to the extent required. At Lessor's option, such taxes shall be paid directly to the taxing authority, or paid to Lessor at least ten (10) days before the delinquency date and remitted by Lessor to the taxing authority. Lessee shall in no event be liable for payment of any penalty, fine or interest charge resulting from Lessor's failure to remit such taxes to the taxing authority in a timely manner, except to the extent such delay is due to Lessee's failure to comply with its obligations under this Section 17.1.

            (a) Lessee shall not be required to pay any increase in real property tax to the extent resulting from the first "change in ownership" of the Premises or parcel on which they are located during the Term. The preceding sentence shall have no further force or effect from and after the second "change in ownership," and shall not apply to the normal two percent (2%) annual increase.

      17.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, rental tax, parking surcharge, improvement bond or bonds, levy or tax (other than inheritance, income, estate, succession, gift, excess profits, excise, franchise, mortgage lien or documentary stamp taxes) imposed on or with respect to the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge
(i) in substitution of, partially or totally, any tax, fee, levy assessment or charge hereinabove included within the definition of "real property tax"; or
(ii) the nature of which was hereinbefore included within the definition of "real property tax"; or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, subject to those restrictions contained in
Section 17.1

(a); or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof; or (v) which is measured by or reasonably attributable to the cost or value of Lessee's equipment, fixtures or other property located on the Premises or Lessee's leasehold improvements made in or to the Premises, regardless whether title to such improvements shall be in Lessor or Lessee; or (vi) upon or measured by the rent payable hereunder; or
(vii) upon or with respect to the possession, leasing, operation, maintenance, management, use or occupancy of the Premises or any portion thereof. Notwithstanding anything herein to the contrary, to the extent that any special or betterment assessment is included in any "real property tax," and such assessment is payable in installments, Lessee shall only be obligated to pay those installments which become due during the Term of this Lease, and Lessee's liability for any installment which covers a period before or after the Term shall be equitably prorated. If any such assessment is not payable in installments, the assessment shall be amortized on a straight-line basis over the useful life (lives) of the improvements) to which it pertains, and Lessee shall pay a prorata portion based on the portion of such useful life during which this Lease is in effect.

      17.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be a prorata proportion of the real property taxes for all of the land and improvements included within the Project, such proportion to be determined by reference to Section 49.5 hereof.

      17.4 Personal Property Taxes.

            (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

            (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days before the delinquency date for such payment.

      17.5 Abatement. If Lessor shall obtain any abatement, refund or rebate in real property taxes for the Premises, Lessor shall promptly forward the amount of such abatement, refund or rebate to Lessee to the extent Lessee previously paid the same, less Lessor's cost of obtaining the same. If the Premises are separately assessed, Lessee shall have the right to seek, at Lessee's sole expense, an abatement, refund or rebate in real property taxes on Lessor's behalf. The full amount of any such abatement, refund or rebate obtained by Lessee shall promptly be forwarded by Lessor to Lessee to the extent Lessee previously paid the same.

18.   Utilities.

      Lessee shall pay for all water, gas, heat, light, power, telephone, waste removal, sewer and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor (in the exercise of its reasonable discretion) of all charges jointly metered with other Premises.

      Lessee shall be responsible for contracting with and obtaining from applicable utility companies those utility services required for the conduct and operation of Lessee's business, to the extent that such desired services are reasonably available to the Premises. Lessor agrees to reasonably cooperate with Lessee in obtaining such services provided that Lessee shall have first made application for such service(s) and shall have exhausted all reasonable efforts in obtaining same. Lessor further agrees to promptly repair or replace defects within the Premises or the Project that may unreasonably interfere with the supply or availability of utilities reasonably desired by Lessee.

      18.1 Metering. Electricity, gas and water supplied to the Premises shall be separately metered. Lessee shall be responsible for the cost of maintenance, inspection and repair of all meters exclusively servicing the Premises. Electrical service to the Premises is 2,000 amps, three phase, 480/277 service.

19.   Defaults and Remedies.

      19.1 Events of Default. The occurrence of any one or more of the following events shall constitute a default hereunder by Lessee:

            (a) The failure by Lessee to make any payment of rent or additional rent or any other payment required to be made by Lessee hereunder, as and when due; which failure continues for five (5) or more business days after written notice thereof by Lessor to Lessee. Any such notice may be combined with, and shall not be in addition to, any notice required under applicable state statutes regarding unlawful detainer actions.

            (b) The failure by Lessee to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Lessee, other than as specified in Section 19.1(a) above, where such failure shall continue for a period of twenty (20) days after written notice thereof from Lessor to Lessee. Any such notice may be combined with, and shall not be in addition to, any notice required under applicable state statutes regarding unlawful detainer actions. If the nature of the Lessee's default is such that more than twenty (20) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion.

            (c) The occurrence of any event described in Section 13 above, or an Event of Default under Section 21.2.

      19.2 Remedies. In the event of any such default by Lessee which is not cured prior to the expiration of all applicable notice and cure periods, in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder and offset any deposits of Lessee against Lessee's obligations. In the event that Lessor shall elect to so terminate this Lease then Lessor may recover from Lessee:

            (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

            (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

            (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

      19.3 Worth at Time of Award. As used in Sections 19.2 (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Default Rate. As used in Section 19.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate the damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under Section 19.2.

      19.4 Re-Entry by Lessor. In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. No re-entry or taking possession of the Premises by Lessor pursuant to this Section 19.3 shall be construed as an election to terminate this Lease unless a written notice of such intention is given by Lessee or unless the termination thereof is decreed by a court of competent jurisdiction.

      19.5 Remedies Cumulative. All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. The Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations.) No waiver of any default of Lessee hereunder shall be implied from any acceptance by Lessor of any rent or other payments due hereunder or any omission by Lessor to take any action of account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. No act or notice of Lessor shall be deemed an election to terminate this Lease unless Lessor expressly so notifies Lessee in writing. The consent or approval of Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

20.   Condemnation.

      If the Premises, or parcel on which they are located, or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, but shall remain in full force and effect as to the balance of the Premises, except as hereinafter provided. If more than ten percent (10%) of the floor area of the Premises, or more than thirty percent (30%) of the land area of the parcel on which the Premises are located which is not occupied by the building, is taken by condemnation, Lessee may, at Lessee Is option, to be exercised in writing only within thirty (30) days after the condemning authority shall have taken possession, terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be equitably reduced. Any award for the taking of all or part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the sole and exclusive property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages, or for the bonus value or market value of this Lease, or for the value of any option to extend the term of this Lease or to purchase the Premises; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's business, trade fixtures and removable personal property, or for the unamortized portion of the cost of any tenant improvements installed in the Premises to the extent paid for by Lessee, and expenses of relocation. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. If Lessor shall fail to restore the Premises as nearly equivalent as practicable to their condition immediately prior to the taking within one hundred eighty (180) days from the date that possession of the portion of the Premises so taken is delivered to the condemning authority, then, in such event, Lessee may terminate this Lease by thirty (30) days' prior written notice to Lessor given no later than fifteen
(15) days after the expiration of the aforesaid one hundred eighty (180)-day period; provided, however, that if Lessor completes such restoration before the expiration of said 30-day period, this Lease shall remain in effect.

21.   Estoppel Certificate.

      21.1 Written Statement by Lessee. Within fifteen (15) days following written request of Lessor, Lessee shall execute and deliver to Lessor a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) to Lessee's knowledge, there are no current defaults under this Lease by either Lessor or Lessee except as specified in Lessee's statement; and (v) such other matters reasonably requested by Lessor. If requested by a potential buyer or lender, Lessee shall provide to Lessor a copy of Lessee's guarantor's most recent financial statement, certified as true and complete to the best of Lessee's knowledge. Lessor and Lessee intend that any statement delivered pursuant to
Section 21 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the building in which the Premises are located or any interest therein.

      21.2 Lessee's Failure to Deliver Statement. If Lessee's failure to deliver such statement within such time is not cured within five (5) days after written notice thereof by Lessor to Lessee, such failure shall be an Event of Default under Section 19.1(c) of this Lease and conclusive upon Lessee that: (i) this Lease is in full force and effect without modification, except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance and (iii) not more than one month's rental has been paid in advance.

22.   Governing Law.

      This Lease shall be governed by and construed pursuant to the laws of the State of California.

23.   Successors and Assigns.

      Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

24.   Attorneys' Fees.

      24.1 Suit by Either Party. If Lessor or Lessee should bring suit, or institute any other action or proceeding, for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

25.   Performance by Lessee.

      All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent. If Lessee shall fail to pay any sum of money owed to any party other than Lessor, for which it is liable hereunder, or if Lessee shall fail to perform any other act on its part to be performed hereunder or otherwise violate any term or provision of this Lease, and such failure or violation shall continue for ten (10) business days after notice thereof by Lessor, Lessor may, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Lessee, without waiving or releasing Lessee from its obligations, unless the performance of such obligation reasonably requires in excess of ten (10) business days, in which case Lessor shall have no such rights, provided Lessee has commenced performance of such obligation and is diligently prosecuting such performance to completion. All sums so paid by Lessor and all necessary incidental costs together with interest thereon at the rate described in Section 4.4 above, from the date of such payment by Lessor, shall be payable to Lessor on demand. Lessee covenants to pay any such sums, and Lessor shall have (in addition to any other right or remedy of Lessor) all rights and remedies in the event of the non-payment thereof by Lessee as are set forth in Section 19 hereof.

26.   Mortgagee Protection.

      In the event of any default on the part of Lessor, Lessee shall give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Lessee concurrent with giving notice of default to Lessor, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27.   Definition of Lessor.

      The term "Lessor", as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter accruing. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Lessor hereunder, during its ownership of the Premises. Lessor may transfer its interest in the Premises without the consent of Lessee and such transfer or subsequent transfer shall not be deemed a violation on Lessor's part of any of the terms and conditions of this Lease.

28.   Waiver.

      The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

29.   Identification of Lessee.

      If more than one person executes this Lease as Lessee, (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Lessee, and (ii) the term "Lessee" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Lessee with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

30.   Terms and Headings.

      The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

31.   Examination of Lease.

      Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or other binding instrument until execution by and delivery to both Lessor and Lessee.

32.   Time.

      Time is of the essence with respect to the performance of every provision of this Lease.

33.   Prior Agreement; Amendments.

      This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

34.   Separability.

      Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

35.   Recording.

      Neither Lessor nor Lessee shall record this Lease. Both parties, upon the request of either, shall execute and acknowledge a short form memorandum of this Lease which memorandum shall be recorded by the party requesting execution of the same.

36.   Authority.

      Each person executing this Lease on behalf of a party hereto hereby represents and warrants that he has been thereunto duly authorized by appropriate action of such party. Lessee agrees to provide to Lessor such information or documents as Lessor may reasonably request in connection with the foregoing.

37.   Limitation on Liability.

      37.1 Limitation as to Lessor. In consideration of the benefits accruing hereunder, Lessee and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Lessor:

            (a) The sole and exclusive remedy shall be against the Lessor's interest in the Premises and the parcel on which they are located and the then-Lessor's interest (if any) in the Project of which they are a part;

            (b) No partner of Lessor shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

            (c) No service of process shall be made against any partner of Lessor (except as may be necessary to secure jurisdiction of the partnership);

            (d) No partner of Lessor shall be required to answer or otherwise plead to any service of process;

            (e) No judgment will be taken against any partner of the Lessor;

            (f) Any judgment taken against any partner of Lessor may be vacated and set aside at any time, with the same effect as though such judgment had not been made;

            (g) No writ of execution will ever be levied against the assets of any partner of Lessor;

            (h) These covenants and agreements are enforceable by Lessor and any partner of Lessor.

      37.2 Limitation as to Lessee. In the event of actual or alleged failure, breach or default hereunder by Lessee, Lessor shall have the right as against Lessee to seek all remedies available to Lessor as are provided under the laws of the State of California. Lessor shall have no rights as against the officers or directors of Lessee other than as provided under the laws of the State of California.

38.   Lessor's Access.

      38.1 Right of Entry. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or (during only the last one hundred eighty [180] days of the Term) lessees, and making such alterations, repairs, improvements or additions to the Premises as are consistent with Lessor's rights or obligations under this Lease. Notwithstanding the above provisions, except in the case of an emergency, Lessor shall: (i) give Lessee at least forty-eight (48) hours notice prior to entering the Premises; (ii) be accompanied by an employee of Lessee at all times while in the Premises; (iii) comply with Lessee's reasonable security procedures; and (iv) not unreasonably interfere with Lessee's use of the Premises.

      38.2 Signs. Lessor may at any time during the last one hundred eighty
(180) days of the term hereof reasonably place on or about the Premises any ordinary "For Lease" or "For Sale" signs, all without rebate of rent or liability to Lessee.

39.   Auctions.

      Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

40.   Signs.

      Lessee shall have the right to install at Lessee's expense a sign to be located on the exterior of the Premises, subject to the reasonable approval of Lessor and the issuance of required permits by the City of San Diego. Items to be considered by Lessor in granting sign approval shall include (i) review of a comprehensive sign plan to be prepared by Lessee depicting size, color, materials, script, location and power source, (ii) compatibility of design and materials with building architecture, and (iii) designation of a sign company of good reputation, as determined in Lessor's reasonable judgement. Lessee shall not place any signs or other display materials in or about the Premises or proximate to any exterior window if such sign is visible from the exterior of the Premises, without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any signs or display materials violating this provision which are not removed by Lessee within two (2) business days after written notice by Lessor may be destroyed by Lessor without compensation to Lessee. Additionally, Lessee shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting material), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Similarly, Lessee may not install any alarm boxes, foil protection tape or other security equipment of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It is further understood and agreed that any permitted subtenant or assignee of Lessee shall have the right to install, at the expense of such subtenant or assignee, its own sign on the exterior of the Premises, subject to the reasonable approval of Lessor, any approval required under the CC&R's, and the issuance of required permits by the City of San Diego as aforesaid.

41.   [Deleted].

42.   Subordination and Attornment.

      42.1 Subordination of Lease. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security (collectively, "mortgage") now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default (beyond the expiration of all applicable notice and cure periods), unless this Lease is otherwise terminated pursuant to its terms. In the event of any sale or assignment of Lessor's interest in the Premises or if any proceedings are brought for foreclosure, or in the event of the exercise of any power of sale under any mortgage or deed of trust affecting the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor hereunder. No such purchaser shall be liable for any breach or default by the Lessor occurring before such purchaser acquired title, unless Lessor and the mortgagee(s) were previously notified in writing of such breach or default, and such breach or default was continuing at the time of commencement of a foreclosure proceeding or commencement of other enforcement actions under the mortgage, or such breach or default was continuing at the time of the sale or assignment of Lessor's interest or the time the mortgagee or any purchaser at a foreclosure sale become the owner of the Premises, or for the payment of any monies owing by or on deposit with Lessor, or any prior lessor, to the credit of Lessee unless such monies were delivered to the mortgagee(s) or purchaser. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Notwithstanding the foregoing provisions, Lessee's leasehold interest shall not be subordinate to any mortgage, deed of trust, or other instrument of security, nor shall Lessee be required to execute any documents subordinating the Lease, unless the lender agrees to enter into a non-disturbance agreement which (i) provides that the Lease will not be terminated following a foreclosure if Lessee is not in default (beyond the expiration of all applicable notice and cure periods), and (ii) recognizes all of Lessee's rights under the Lease.

      42.2 Lessee's Execution of Written Subordination. Lessee agrees to execute any documents required by Lessor's lender to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, provided such subordination recognizes Lessee's non-disturbance rights as provided herein. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder.

      42.3 Non-Disturbance Agreement for Existing Mortgage or Deed of Trust. Lessor shall use diligent efforts to obtain and deliver to Lessee within sixty
(60) days after execution of this Lease a non-disturbance agreement with respect to the deed of trust which encumbers the Premises as of the execution date of this Lease in the form attached hereto as Exhibit G.

43.   Riders.

      Clauses, plats and riders, if any, signed by Lessor and Lessee and affixed to this Lease are a part hereof.

44.   [Deleted].

45.   Easements.

      Lessor reserves to itself the right from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, or materially adversely affect any of Lessee's rights hereunder or materially increase any of Lessee's obligations hereunder. Lessee shall sign any of the aforementioned documents upon request of Lessor. Lessee understands and agrees that Lessor may sell the parcel on which the Premises are located and assign this Lease to the purchaser thereof. In order to accommodate such a sale, Lessee agrees to relinquish its leasehold rights to the Common Areas provided that Lessee shall concurrently receive rights to use, and be subject to duties with respect to, the Common Areas under a reciprocal easement agreement and/or common area maintenance agreement which are substantially the same as those to which Lessee is entitled under this Lease, the owner(s) and tenant(s) of other parcels within the Project shall have the right to use (and duties with respect to) the Common Areas substantially the same as contemplated herein, and that Lessee's share of expenses under said agreements shall not be greater than Lessee's Pro Rata Share of Common Area Expenses and Common Area Taxes and Assessments under this Lease. Lessee agrees to execute, acknowledge and deliver such documents as are necessary to evidence and effectuate the foregoing.

46.   Performance Under Protest.

      If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

47.   Assignment and Subletting.

      47.1 Lessor's Consent. Lessee shall not either voluntarily or by operation of law, assign, sell, encumber, pledge or otherwise transfer all or any part of Lessee's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Lessee or Lessee's employees, or sublet the Premises or any portion thereof, without Lessor's prior written consent in each instance, which consent may not be unreasonably withheld, conditioned, or delayed by Lessor. Consent by Lessor to one or more assignments of this Lease or to one or more sublettings of the Premises shall not operate to exhaust Lessor's rights under this Section. Notwithstanding anything herein to the contrary, Lessee may assign this Lease without Lessor's consent (a) to a corporate parent, subsidiary or affiliate, (b) to a corporation which acquires Lessee's interest in this Lease by a merger, consolidation or combination thereof or (c) to an entity which purchases substantially all of the assets of Lessee; provided, and on condition, that (i) Lessee shall remain primarily liable hereunder and, with respect to an entity which purchases substantially all of Lessee's assets, shall give at least thirty (30) days' prior notice to Lessor, accompanied by an audited financial statement of the transferee showing that the transferee has a net worth (excluding goodwill and similar intangible assets) reasonably acceptable to Lessor, and (ii) the transferee shall unconditionally assume all of Lessee's obligations under this Lease in writing.

      47.2 Written Notice to Lessor. If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; (iv) such reasonable financial information as Lessor may request concerning the proposed subtenant or assignee.

      47.3 Right of Recapture. If Lessee seeks to sublet all or any portion of the Premises, a copy of the proposed sublease agreement and all agreements collateral thereto, shall be sent to Lessor at least thirty (30) days prior to the commencement of the sublease (the "Proposed Effective Date"). If such sublease, together with any extensions or renewals thereof, is for a term or potential term in excess of (i) twenty-four (24) months, or (ii) the remaining term of this Lease, whichever is less, then Lessor shall have the right, to be exercised by giving written notice to Lessee, to recapture the space described in the sublease. If such recapture notice is given, it shall serve to cancel and terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to cancel and terminate the entire term of this Lease, in either case as of the Proposed Effective Date and as fully and completely as if that date had been definitely fixed for the expiration of the term of the Lease. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each mortgage or deed of trust to which this Lease is then subject. If this Lease be cancelled pursuant to the foregoing with respect to less than the entire Premises, the rent and the additional rent shall be adjusted on the basis of the proportion of rentable square feet retained by Lessee to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. This Section 47.3 shall not apply to space which is subleased to Affiliates of Lessee or to the sublease of up to and including thirty percent (30%) of the total square footage of the Building to non-Affiliates. For the purposes of this Section 47.3 and Section 47.4, an "Affiliate" is any corporation with respect to which Thermo Electron Corporation (or any Affiliate thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      47.4 Division of Profits. As a condition for granting its consent to any assignment, encumbrance or sublease, Lessor may require that the sublessee or assignee remit directly to Lessor, on a monthly basis, all monies due to Lessee by said assignee or sublessee. If said monies are greater than the rent required under this Lease, Lessor shall retain fifty percent (50%) of the excess, after deduction of normal and customary expenses incurred by Lessee in such assignment, encumbrance or sublease, including without limitation costs of altering the Premises, brokerage commissions and advertising costs, and Lessee shall have no interest therein. If said monies are less than the rent required under this Lease, Lessee shall pay the difference to Lessor. The preceding three
(3) sentences shall not apply to an assignment or sublease(s) to an Affiliate (as defined in Section 47.3) of Lessee. Lessor's waiver or consent to any assignment or subletting shall not relieve Lessee from any obligation under this Lease. Neither an assignment by merger, consolidation, non-bankruptcy reorganization or the sale of all or substantially all of the assets of Lessee, nor the occupancy of all or part of the Premises by a parent, wholly-owned subsidiary or wholly-owned affiliated company of Lessee shall be deemed an assignment or subletting for purposes of this Section.

      47.5 Continuing Liability of Lessee. No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its obligation to pay the rent and perform all the other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment or subletting.

48.   Surrender Not Merger.

      The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases and/or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all of such subleases or subtenancies.

49.   Common Areas.

      49.1 Availability of Common Areas. Areas within the outer property lines of the project in which the Premises are located, as delineated on the plat attached hereto marked Exhibit "D" (the "Project"), exclusive of areas therein specified for leasing to tenants, shall be known as "Common Areas." Such areas and any other areas from time to time designated by Lessor for use as part of the Project shall be available for the non-exclusive use of Lessee during the term of this Lease or any extension thereof for use by itself, its employees, agents, customers, invitees and licensees. Condemnation or other taking by public authority sale in lieu of condemnation of any or all of such Common Areas shall not constitute a violation of this covenant.

      49.2 Parking. Lessor hereby grants to Lessee and Lessee's customers, suppliers, employees and invitees a non-exclusive license to use parking areas in the Common Areas for the use of motor vehicles during the term of this Lease, without charge, subject to rights reserved to Lessor as hereinafter specified. Lessor reserves the right at any time and from time to time to grant similar non-exclusive use to other tenants; to promulgate reasonable and non-discriminatory rules and regulations relating to the use of the Common Areas including parking areas (including reasonable restrictions of parking by tenants and employees of tenants to park outside the Project); to designate specific spaces for the use of any tenant; to make changes in the parking layout from time to time; to establish reasonable time limits (greater than 72 hours) upon customer parking, and to do and perform any other acts in and to said areas and improvements as Lessor determines to be advisable. Lessee agrees to abide by and conform with such reasonable and non-discriminatory rules and regulations of which Lessee has received written notice. Lessee is hereby granted the non-exclusive use of 169 parking spaces, together with 10 exclusive parking spaces as depicted on Exhibit "A", for a total parking space allocation of 179 spaces (as determined by the ratio of four spaces per 1,000 square feet of usable area in the Premises). Exclusive parking spaces shall be identified in a manner to be reasonably approved by Lessor, at the expense of Lessee. Lessor assumes no responsibility for the use of exclusive parking areas by vehicles not authorized to park in such spaces.

      49.3 Common Area Expenses. As used herein, the term "Common Area Expenses" shall be construed to include, without limitation, all sums expended in connection with the Common Areas for all general maintenance, repair, resurfacing or painting, restriping, cleaning, sweeping and janitorial services; purchase, replacement and maintenance of trash receptacles located within the Common Areas; maintenance and repair of sidewalks, lavatories, washrooms, first aid stations, fountains, curbs and signs, landscape sprinkler systems, planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems; lighting systems, storm drainage systems, and any other utility system; property management (for which Lessor shall obtain a minimum of three (3) proposals from qualified property management firms such as Coldwell Banker, John Burnham and Company, and the Hannah-Gillard Company, at a frequency of not less than every two (2) years, and shall select therefrom the proposal having the lowest cost); personnel to implement such services, including, if Lessor reasonably deems necessary, the cost of security guards; garbage, trash, rubbish and waste removal; all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant, except for repairs caused by the intentional act of Lessor or the tenant within the premises wherein such repairs are required; reasonable straight-line depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); public liability and property damage insurance and fire and extended coverage insurance (including flood and earthquake insurance), except, however, the cost to the Lessee for flood and earthquake insurance shall not, in any event, exceed the cost of the property insurance policy by more than twenty percent (20%), and, if the cost of such insurance does exceed the above amount, Lessor, at Lessor's sole discretion, shall either pay the excess amount or decide that such insurance is not required; rubbish removal; and capital improvements made to the Common Areas (subject to Section 49.9). Subject to the provisions of Section 49.8 below, Lessor may cause any or all of said services to be provided by an independent contractor. Notwithstanding the foregoing provisions, in no event shall Common Area Expenses include ground lease payments or mortgage payments.

      49.4 Common Areas Taxes and Assessments. In addition to Common Area Expenses described above and in addition to payment of the taxes and assessments as set forth in this Lease, Lessee shall be obligated to pay its Pro Rata Share of taxes, assessments, charges and impositions on the Common Areas (hereinafter referred to as "Common Area Assessments"), including all parking spaces. Lessee's share of such Common Area Assessments shall be computed in the same manner as Lessee's share of Common Area Expenses, as set forth hereafter. Common Area taxes, assessments and other charges shall be reasonably apportioned by Lessor by reference to Lessee's Pro Rata Share. Lessee shall not be required or obligated to pay any State or Federal income or franchise tax, or any State or Federal estate, inheritance, succession, gift, excess profits, excise, mortgage lien, documentary stamp tax levied against Lessor. Notwithstanding the foregoing provisions of this Section 49.4, so long as Lessee is paying taxes and assessments levied on the Premises (i.e., the Building) and the parcel on which the Premises are located in accordance with the provisions of Section 17.1 above, Lessee shall not be required to pay taxes or assessments attributable to the other parcels within the Project or the buildings and improvements located on such other parcels, but Lessee shall pay its Pro Rata Share of taxes and assessments collected by the Pacific Corporate Center Owners' Association. Lessee shall not be required to pay any increase in real property taxes to the extent resulting from the first "change in ownership" of each respective parcel in the Project during the Term. The preceding sentence shall have no further force or effect from and after the second "change" in ownership" of each respective parcel and shall not apply to the normal two percent (2%) annual increase. Notwithstanding anything herein to the contrary, to the extent that any special or betterment assessment is included in any "real property tax,,, and such assessment is payable in installments, Lessee shall only be obligated to pay its Pro Rata Share of those installments which become due during the term of this Lease, and Lessee's liability for any installment which covers a period before or after the Term shall be equitably prorated. If any such assessment is not payable in installments, the assessment shall be amortized on a straight-line basis over the useful life (lives) of the improvement(s) to which it pertains, and the annual amortization shall be included in each year's Common Area Assessments.

      49.5 Lessee's Pro Rata Share. Lessee's Pro Rata Share of the Common Area Assessments and Common Area Expenses shall be determined by dividing (a) the total number of square feet of floor area contained in the Premises (as set forth in Exhibit "A"), by (b) the total number of square feet contained in the building areas shown on Exhibit "D". Lessor and Lessee hereby acknowledge and agree that Lessee's initial Pro Rata Share is 31.8163%.

            (a) From and after the Commencement Date, but subject to annual adjustments hereinafter provided, Lessee shall pay Lessor on the first day of each calendar month during every calendar year of the term of this Lease, an amount estimated by Lessor to be one-twelfth (1/12th) of Lessee's Pro Rata Share of the annual Common Area Expenses and Common Area Assessments for such calendar year, to be remitted monthly without further billing. Lessor shall provide to Lessee prior to the Commencement Date a detailed statement of estimated expenses and Lessee's Prorata Share thereof.

            (b) Within ninety (90) days after the end of each calendar year, Lessor shall furnish Lessee a statement covering the calendar year just expired, showing a reasonably detailed itemized breakdown of the total operating costs, the amount of Lessee's percentage of such Common Area Expenses for such calendar year and the payments made by Lessee with respect to such period. In addition, said statement shall set forth the amount of Common Area Assessments and the amount of Lessee's Pro Rata Share thereof. If Lessee's actual Pro Rata Share of such Common Area Expenses or Common Area Assessments exceeds Lessee's payments so made, Lessee shall pay Lessor the deficiency within ten (10) business days after receipt of such statement. If said payments exceed Lessee's share of said amounts, Lessee shall be entitled to offset any excess against payments next thereafter to become due; with any balance remaining at the expiration or earlier termination of this Lease to be refunded to Lessee by Lessor upon demand.

      49.6 Audit Rights. Lessor shall maintain full, accurate and separate books of account for all operating expenses for the Project, and shall retain such books of account for a period of not less than two (2) years following the calendar year for which such books of account were prepared. Lessee, at its sole cost and expense, shall have the right upon advance written notice to Lessor made not less than five (5) business days prior to the time requested to inspect and audit the books of account during normal business hours of Lessor. Lessee's rights hereunder shall continue throughout the Term, and one (1) year following the Termination Date, provided that Lessee shall not exercise such audit rights more frequently than twice per calendar year. In the event that any audit so conducted by Lessee discloses that actual operating expenses were overreported or underreported, Lessor or Lessee, as the case may be, shall promptly adjust accounts to reflect actual operating conditions, all as determined by Lessee's audit and substantiated by Lessor's right to independently verify the accuracy of Lessee's audit. If such audit discloses that actual operating expenses were overreported by more than five percent (5%), Lessor shall refund to Lessee the reasonable cost of such audit upon demand. Lessor shall maintain the books of account according to generally accepted accounting principles, and shall certify the accuracy thereof, to the best of Lessor's knowledge and belief, upon submittal of Lessor's annual report to Lessee as provided in Section 49.5 (b), above.

      49.7 Tax Contest. In the event that Lessee together with other lessees in the Project occupying at least fifty percent (50%) of the Project shall petition Lessor seeking a reduction in the assessed tax valuation of the Project (as determined and assessed by the Assessor of the County of San Diego), and shall produce for Lessor's review information reasonably supporting such petition, Lessor shall seek appropriate relief (or at Lessor's option allow Lessee to seek such relief on Lessor's behalf) to such valuation through all reasonable administrative or legal means, the cost of which shall be borne by those lessees of the Project seeking such relief.

      49.8 Exclusions to Common Area Expenses. Common Area Expenses shall exclude the following expenses and costs:

            1. The cost of repairs or other work occasioned by fire, or other insured casualty or by the exercise of eminent domain, or by the acts of any Lessee or user of the Building or Project to the extent Lessor is reimbursed by insurance or by the condemning authority or by such Lessee or user.

            2. Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with the leasing of the Building or the Project.

            3. Costs incurred in improving, constructing, renovating, decorating, or painting any rentable area in the Building or Project leased to Lessee or other Lessees.

            4. Lessor's cost of electricity, HVAC, and other utilities, services and benefits, if any, that are provided to other tenants and for which Lessor is entitled to reimbursement directly from such tenants.

            5. Expenses in connection with services, utilities, goods, materials, or other benefits of a kind that are provided to other tenants of the Building or Project but not to Lessee, or, if provided to Lessee, for which Lessee directly reimburses Lessor.

            6. Any legal costs, fines or penalties incurred due to a violation by Lessor or any other tenant of the terms and conditions of any lease of space in the Building or Project or any governmental law or regulation.

            7. Fees paid to subsidiaries or affiliates of Lessor for services in the Building to the extent the same exceed the competitive costs of such services if they were provided by third parties.

            8. Interest on debt or amortization payments on any mortgage or mortgages and rental under any ground or underlying lease or leases.

            9. Lessor's general overhead.

            10. Advertising and promotional expenditures.

            11. The initial construction cost of the Building or Project and depreciation thereon.

            12. Wages, salaries, or other compensation paid to any executive employees of Lessor above the grade of Building Manager.

            13. Administrative costs and management fees (other than those expressly permitted in this Article 49).

      49.9 Capital Improvements. With respect to any improvement to or replacement on the Common Areas the cost of which is properly deemed a capital expenditure under generally accepted accounting principles, Lessor agrees as follows: (a) Lessor will not make a capital expenditure if it is feasible and cost-effective to make a sound and functional repair consistent with good property management practices applicable to similar first-class projects in the San Diego area and (b) if any capital expenditure is made for improvements/replacements, the cost thereof shall be amortized on a straight-line basis over the useful life (lives) of the improvements/replacements and the annual amortization shall be included in each year's Common Area Expenses. If Lessor makes a capital expenditure in violation of this Section, the cost thereof (in excess of the reasonable repair cost which could have been included as a Common Area Expense) shall not be included as a Common Area Expense. Before making a capital expenditure, Lessor may notify Lessee in writing, describing the expenditure, the reason(s) therefor, and the estimated cost thereof, and Lessee shall, if requested by Lessor, notify Lessor within twenty (20) days after receipt of such notice from Lessor whether Lessee contends that a repair should be made rather than a capital expenditure, and giving Lessee's reasons therefor, together with estimated repair costs and methods. Any dispute under this Section as to whether a repair versus a capital improvement/replacement should be made shall be resolved by binding arbitration as provided in Section 11.3(b).

50.   Additional Provisions.

      50.1 Tenant Improvements.

            (a) Lessee may, through a designated and qualified architect or engineer reasonably acceptable to Lessor (the "Space Planner") prepare all space plans (including architectural, mechanical, electrical and plumbing drawings) required for the construction of Lessee's improvements, including any partition location, reflected ceiling, heating and air conditioning, electrical and telephone outlets, switching, compressed air, work station layout, storage, and other improvement details reasonably necessary for the construction of Lessee's improvements (the "Space Plan"). Lessee shall, upon mutual approval of the Space Plan by Lessor and Lessee, submit the Space Plan to the City of San Diego for plan check, approval, and issuance of building permits. Lessor agrees that the improvements may include an eight foot (8') high security fence at the back of the Building (provided such fence does not impair traffic circulation or parking and the location is reasonably acceptable to Lessor) and a metal pan roof over the temporary storage area. Lessee shall obtain approval of all improvements which are subject to approval pursuant to the CC&R's, and all improvements shall be subject to Lessor's design approval, which approval shall not be unreasonably withheld, conditioned or delayed. The improvements shall consist of fixtures which are a part of the Premises and shall, at Lessor's option (provided notice is given to Lessee in accordance with the provisions of Section 11.4 above with respect to such option), be surrendered with the Premises on termination or expiration of this Lease or be removed by Lessee pursuant to Section 11.4. The Allowance shall not be used to purchase trade fixtures, equipment, furniture or other personal property. Lessee shall cause the improvements to be constructed and installed by a qualified experienced contractor consistent with the requirements of Exhibit B.

            (b) Lessor shall provide an allowance of One Hundred Seventy-Nine Thousand Four Hundred Seventy-Six Dollars ($179,476) (the "Allowance"), to be applied to (i) Space Planner fees, engineering fees and reimbursable expenses,
(ii) plan check, building permit, and any other fees imposed by the City of San Diego incident to approval of the Space Plan and construction of Lessee's improvements, (iii) the construction of Lessee's improvements, as depicted on the Space Plan, or as may be approved by duly executed change order(s), and (iv) a supervision fee to Lessor equal to three percent (3%) of the total cost of the improvements. Lessor agrees that any unused portion of the Allowance shall upon Lessee's request be credited toward the rent next due under this Lease.

            (c) No delay in commencement or completion of the improvements shall excuse Lessee from paying rent or abate rent.

      50.2 Option to Renew.

            (a) Lessor hereby grants to Lessee the Option to Renew the Lease for two (2) additional terms of five (5) years each. Each such 5-year period is herein called a "Renewal Term." The first Renewal Term shall commence on the expiration of the initial Term and the second Renewal Term shall commence upon expiration of the first Renewal Term. If Lessee does not timely and properly exercise its option for the first Renewal Term, or if the first Renewal Term is terminated for any reason before the expiration thereof, there shall be no second Renewal Term.

            (b) The lease of the Premises for each Renewal Term shall be on the same terms and conditions as set forth in the Lease except the rental for the Premises during each Renewal Term shall be as set forth in Subsection 50.2(d) below.

            (c) Lessee may exercise its right to renew the Lease for each Renewal Term only by giving to Lessor written notice of its election to renew on or before one hundred eighty (180) days before the expiration date of the Term then in effect. The second Renewal Option may not be exercised until after the first Renewal Term has commenced. At Lessor's option, no exercise of a renewal option shall be valid if Lessee is in material default under this Lease at the time the notice is given.

            (d) The initial Annual Base Rent for each renewal term shall be the then prevailing market rental rate under recent leases for comparable space, comparably improved, in comparable buildings in the surrounding market area. If Lessor and Lessee cannot mutually agree on such rent at least one hundred twenty
(120) days before the end of the Term then in effect, then such rent shall be determined as follows: Lessor shall petition the presiding judge of San Diego Superior Court to appoint an independent M.A.I. appraiser familiar with local market conditions. Lessor and Lessee shall then each independently submit to the appraiser within ten (10) days after appointment of the appraiser a sealed proposal which states their determination of the Annual Base Rent and any supporting evidence they so desire. Lessor and Lessee shall each pay one-half (1/2) of the fee required by the appraiser. The Annual Base Rent as determined by the appraiser shall be binding for the Renewal Term and shall be subject to annual adjustments as provided herein.

            (e) Lessee shall have five (S) days after receipt of written notice of the appraiser's determination of the Annual Base Rent to cancel its exercise of the renewal option, in which case Lessee shall pay the entire appraisal fee (notwithstanding anything in (d) above to the contrary) and this Lease shall terminate upon the expiration of the Term then in effect. If Lessee fails to give timely written notice of cancellation to Lessor as aforesaid, Lessee shall have no right to cancel its exercise of the renewal option.

      50.3 Approvals. Whenever the Lease requires the approval, consent or determination of either Lessor or Lessee, such approval, consent or determination shall not be unreasonably withheld or delayed.

      50.4 Assignment of Warranties. Subject to the provisions of Section 11.1, Lessor shall assign to Lessee any and all contractor or subcontractor warranties provided to Lessor for the construction of tenant improvements pursuant to this Lease, including any general contractor warranty.

      50.5 (Deleted].

      50.6 (Deleted].

      50.7 Pacific Corporate Center Owners' Association. In addition to the terms and provisions contained herein, Lessor and Lessee shall be bound and obligated to comply with such reasonable covenants, conditions and restrictions, and to pay such reasonable assessments, as may be adopted from time to time by the Pacific Corporate Center - North Owners' Association ("Association"). A copy of the Articles of Incorporation and Bylaws (dated July 23, 1986) and Declaration of Covenants, Conditions and Restrictions (dated September 24, 1986) adopted by the Association are attached hereto and made a part hereof as Exhibit "E" and Exhibit "F", respectively. The Project, of which the Premises are a part, is located on Lot 19 (2.990 acres) and Lot 20 (5.326 acres) of Unit 6 of the Pacific Corporate Center, as depicted on Exhibit "D". Any and all assessments attributable to the Project as may be imposed by the Association pursuant to the provisions of Exhibits "E" and "F" shall be deemed a Common Area Charge, and paid by Lessor to the Association, subject to reimbursement by Lessee to Lessor in accordance with the provisions of Sections 49.3 (Common Area Maintenance Charges), 49.4 (Common Area Taxes and Assessments), and 49.5 (Lessee's Pro Rate Share) hereof.

      50.8 Right To Terminate. Lessee shall have a one-time right to terminate this Lease effective at the end of the ninety-sixth (96th) month of the initial Term by giving written notice to Lessor at any time during the eighty-sixth
(86th) month through and including the ninetieth (90th) month and paying to Lessor a termination fee, prior to the end of the 90th month, equal to (a) the unamortized amount (calculated as of the effective date of such termination) of the Allowance and the leasing commissions to Lessee's and Lessor's brokers paid or payable by Lessor on account of this Lease, including interest on such amounts at ten percent (10% per annum from the Commencement Date, plus (b) one month's then-current Base Rent. Such option to terminate shall, at Lessor's option, be null and void if Lessee is in material breach or default hereunder at the time Lessee gives notice of termination or Lessee fails to timely pay the full termination fee. For the purposes of this section, a portion of each monthly payment of Base Rent made by Lessee shall be deemed to amortize the Allowance and lease commissions, plus interest thereon as specified above, at a constant rate such that the entire amount would be fully amortized at the end of one hundred twenty (120) months. (By way of example only, if the total Allowance and lease commissions were $380,000, $5021.74 of each monthly Base Rent payment would be applied toward amortization and the unamortized amount would be the termination fee.)

      50.9 Lessor's Default. If Lessor fails to perform any of its obligations hereunder, Lessee may bring suit for the recovery of any damages suffered by Lessee as a result thereof (subject to the provisions of Sections 26 and 37.1 above and after notice and expiration of the applicable cure period) without terminating this Lease. If Lessor fails to perform any of its obligations hereunder and fails to cure such default within thirty (30) days after written notice from Lessee to Lessor and any mortgagee as provided in Section 26 specifying the nature of such default where such default could reasonably be cured within said thirty (30) -day period, or fails to commence such cure within said thirty (30) -day period and thereafter continuously with due diligence to prosecute such cure to completion where such default cannot reasonably be cured within said thirty (30) -day period, then Lessee shall have the right to take any and all reasonable action to cure such default for the account of Lessor. If Lessor fails to reimburse Lessee for all reasonable costs incurred by Lessee in so curing Lessor's default within ten (10) days after receipt of an invoice therefor, Lessee may offset such amounts against any rent and other charges payable hereunder. Lessee's rights and remedies under this Section 50.9 are in addition to, and not in lieu of, any rights or remedies available under any other provision of this Lease.

      50.10 Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, unusually severe weather, or other causes beyond such party's reasonable control, shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay; provided, however, that the foregoing shall not apply to Lessee's failure to pay rent hereunder as and when due.

      50.11 Quiet Enjoyment. Lessor agrees that provided Lessee is not in default hereunder beyond the expiration of all applicable notice and cure periods, Lessee may and shall peaceably and quietly have, hold and enjoy the Premises during the Term, and any renewal thereof, without any manner of disturbance, hindrance or molestation by anyone claiming by or through Lessor.

      50.12 Lessee's Right To Contest. So long as Lessee shall be contesting, reasonably and in good faith and by appropriate legal proceedings, the validity of any law, ordinance, order, rule or regulation, compliance with which is the responsibility of Lessee under this Lease, Lessee may defer compliance with the same provided Lessee first gives Lessor assurance reasonably satisfactory to Lessor (in the form of a bond or other security) against any loss, cost or expense on account thereof.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LESSOR:                             LESSOR'S ADDRESS:

RADNOR/COLLINS/SORRENTO             RADNOR/COLLINS/SORRENTO
PARTNERSHIP,                        PARTNERSHIP
a California general                5963 La Place Court, Suite 109
partnership                         Carlsbad, CA 92008

By: /s/ Roy B. Collins              With copy to:
   ___________________________
   Roy B. Collins
   General Partner                  RADNOR PACIFIC CORPORATE
                                    CENTER CORPORATION
By: RADNOR PACIFIC CORPORATE        9255 Towne Centre Drive
    CENTER CORPORATION,             Suite 100
    a Delaware corporation,         San Diego, CA 92121
    General Partner

By: /s/ Paul Donndelinger
   ___________________________
   Paul Donndelinger
   Vice President

LESSEE:                             LESSEE'S ADDRESS:

GAMMA-METRICS,                      5788 Pacific Center Boulevard
a California corporation            San Diego, CA 92121

By:___________________________

Its: President
    __________________________

By:___________________________

Its:__________________________

                                   EXHIBIT "A"

                                  THE PREMISES


THAT BUILDING WHICH IS PART OF THE RADNOR/COLLINS/SORRENTO PARTNERSHIP PACIFICPOINT BUSINESS PARK, LOCATED ON LOT 19 OF PACIFIC CORPORATE CENTER UNIT NO. 6, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11651, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 7, 1986.



                             [THE PREMISES LOT MAP]




   ADDRESS:    5788 PACIFIC CENTER BLVD.
               SAN DIEGO, CA 92121

   PREMISES:   44,869 SQUARE FEET

                                   EXHIBIT "B"

                   LESSEE REQUIREMENTS TO PERFORM ALTERATIONS


I.    SUBMIT PLANS OF PROPOSED ALTERATION.

      Submit complete working drawings, engineered mechanical and electrical drawings and Title XXIV Energy calculations to Lessor for approval prior to start of work. A separate drawing will be necessary for each trade proposing structural, electrical, plumbing or mechanical modifications.

II.   CONTRACTOR-INFORMATION.

      If you are employing more than one trade upon a single job, you are required by State Law to secure the services of a general contractor in addition to specialty work being performed.

      A. Each contractor used must be listed with their business address and phone number and the contact person with whom your arrangements were made.

      B. Each contractor shall provide proof of their licensing as a general or specialty contractor in accordance with State Law. Additionally, each contractor shall furnish proof of their licensing in the city or municipality wherein the construction related activity is to take place.

      C. Each contractor, or the Lessee, shall provide proof of compliance with local building, mechanical and/or electrical codes by prompt notification to Lessor at completion of project.

      D. Each contractor employed at the project shall provide Lessor with a current certificate of insurance in effect for that contractor for the following coverages prior to starting work:

            1) Lessee will obtain, prior to the commencement of the Work, Fire and Extended Coverage Insurance, including "All Risk" insurance for malicious mischief and vandalism upon the Work and upon all materials intended to become a part of the Work, whether on-site, temporarily stored elsewhere or in transit. A certificate for the policy shall be submitted to Lessor. Lessor shall be named as "Additional Insured" and the policy shall include a Waiver of Subrogation and Permission to occupy Endorsement, all to Lessor's reasonable satisfaction.

EXHIBIT "B"
LESSEE REQUIREMENTS TO PERFORM ALTERATIONS - CONTINUED PG. 2


            2) The Contractor and all Subcontractors shall provide evidence of the following coverage:

                  a) WORKERS' COMPENSATION: As required by the laws of the State of California.

                  b) GENERAL LIABILITY: Comprehensive General Liability, including completed operations coverage, in the following limits, or such higher limits as Contractor may specify;

                          Bodily Injury   $1,000,000 combined single
                              and         limit each occurrence and
                          Property Damage       aggregate

                  c) CONTRACTUALLY ASSUMED LIABILITY: Specifically covering Contractor or Subcontractor for liability loss, cost and damages, including reasonable attorneys' fees, assumed by Contractor or Subcontractor under the provisions of the Hold Harmless Agreement set forth below.

                  HOLD HARMLESS AGREEMENT: Contractor or Subcontractor shall assume liability and indemnify Lessor from and against any liability and all loss, costs, damages, expenses, and reasonable attorneys' fees on account of claims for personal injury, including death, sustained by any person or persons including employees of Contractor or Subcontractor, and for injury to or destruction of property of a person or organization, including loss of use thereof, to the extent arising out of the negligent or willful misconduct of Contractor or Subcontractor in the performance of the Work.

            3) The Contractor and all Subcontractors shall have their respective insurance company name Lessor as additional insured using I.S.O Bureau form #G116 with the following clause added:
                  "The insurance afforded to the Additional Insured is primary insurance. If the Additional Insured has other insurance which is applicable to the loss on an excess or contingent basis, the amount of the company's liability under this policy shall not be reduced by the existence of such other insurance."

EXHIBIT "B"
LESSEE REQUIREMENTS TO PERFORM ALTERATIONS - CONTINUED PG. 3


            4) Each of the above required Certificates shall provide that the coverage therein afforded shall not be cancelled or reduced except by written notice to Lessor given at least ten (10) days prior to the effective date of such cancellation or reduction. In the event the coverage evidenced by any such Certificate is cancelled or reduced, Contractor or Subcontractor shall procure and furnish to Lessor before the effective date of such cancellation new Certificates conforming to the above requirements.

      E. A complete list of all subcontractors to be employed on the project must be submitted prior to commencement of construction. This list shall include valid state license numbers and appropriate license classifications.

      F. Lessee shall secure from each and every specialty contractor or general contractor employed at the project a Mechanics Lien Waiver in favor of Lessor.

      G. Lessee shall be totally responsible for all costs and obligations of this improvement as originally ordered or as subsequently required to accomplish all of the criteria as stipulated herein. If required by Section 11.4 of the Lease, Lessee shall obtain a lien and completion bond acceptable to Lessor in an amount sufficient to cover all work being performed. Lessor shall be provided a copy of the prime contract for review and approval, which approval shall not be unreasonably withheld.

III.  MISCELLANEOUS REQUIREMENTS.

      A. Work will only be approved within the confines of a given space. Lessee shall not modify the building exterior or mechanical and electrical service as provided to the building in common with other tenants.

      B. All electrical work shall be approved from within the Premises only. Additional service requirements shall be secured only by direction of Lessor.

      C. Lessee will be required to guarantee all work completed for a period of one year from acceptance from contractor.

      D. Lessee will be responsible to repair, to the reasonable satisfaction of Lessor, any damage to existing improvements created by its work in the premises.

EXHIBIT "B"
LESSEE REQUIREMENTS TO PERFORM ALTERATIONS - CONTINUED PG. 4


      E. Lessee will be required to provide a schedule of all work to be performed, subject to Lessor's reasonable approval. Any nature of the job which may be objectionable to neighboring tenancies must be performed after building hours. Additional costs, if any, incurred by this requirement shall be borne by the Lessee. Contractor(s) must coordinate building access, during and after normal business hours, with Lessor.

      F. Lessee shall be responsible for all clean up of space and surrounding exterior areas if necessary. All such trash and demolition materials shall be removed away from project and shall be disposed of in an approved sanitation site. Building trash containers are provided for office-generated trash only and are not to be used for construction related activities. Unapproved usage shall result in a penalty assessment to Lessee at the cost of an extra pick-up service.

      G. Lessor reserves the right of inspection prior to, during, and at the completion of all construction and/or demolition projects.

            Additionally, Lessor reserves the right to order a total cessation of construction in the event of noncompliance with any of the above criteria.

IV.   SUMMARY.

      A. When properly authorized, Lessee will receive written approval and consent for alterations to the Premises as provided in Section 11.4 of the Lease.

      B.    Checklist of criteria for each contractor and subcontractor:

            1)    Plan of Alterations.

            2)    List of Contractor(s), Address, Telephone Number, Contact.

            3)    Copy of Contractor's State and City Business License.

            4)    Copy of Initial Building Permit.

            5)    Schedule of Work and all subsequent schedules as revised.

EXHIBIT "B"
LESSEE REQUIREMENTS TO PERFORM ALTERATIONS - CONTINUED PG. 5


            6)    Copy of lien and completion bonds, if required.

      C.    Submit all information to:

            RADNOR/COLLINS/SORRENTO PARTNERSHIP
            S963 La Place Court, Suite 109
            Carlsbad, CA 92008

                                  EXHIBIT "C"

                                USE RESTRICTIONS

1.    EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

      1.1   Emissions. Lessee shall not:

            (a) Permit any vehicle on the Premises to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

            (b) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as determined by any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Premises or anywhere else,
(2) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

            (c) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

            (d) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

            (e) Create, or permit to be created, any ground vibration that is discernible outside the Premises;

            (f) Transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else.

      1.2 Storage Use.

            (a) Storage. Subject to the uses permitted and prohibited to Lessee under this lease, Lessee shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 2


any other real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

            (b) Use. Lessor understands that Lessee uses radioactive materials in connection with the operation of its business, and Lessor consents to such use subject to the terms of this Exhibit C. Lessee shall notify Lessor at least sixty (60) days before the occurrence of a material increase in the long-term storage of nuclear materials (including without limitation radioactive materials) at the Premises which is in excess of the limits permitted under Lessee's nuclear materials license (existing as of January 1, 1995) issued by the State of California and provide Lessor with such information as is reasonably necessary to determine whether or not additional protective storage measures are necessary. For purposes of the immediately preceding sentence, (i) a "material" increase shall be an increase in excess of fifty percent (50%) above the highest aggregate quantity of nuclear materials (measured by weight or by unit of radioactivity, as applicable) present at the Premises at any one time during the term of the prior lease and (ii) "long-term storage" shall mean presence at the Premises for a period in excess of thirty (30) days. Within thirty (30) days after receipt of such notice, Lessor shall have the right to request that Lessee undertake reasonable protective storage measures with respect to the storage of such nuclear materials if Lessor determines, in the exercise of its reasonable discretion, that such measures are necessary for reasons of safety or to make the Premises and Project financeable or insurable at commercially reasonable prices and on commercially reasonable terms. If Lessee does not agree that any such determination by Lessor, or any such proposed measures requested by Lessor, are reasonable, the dispute will be settled by binding arbitration in accordance with the commercial rules of the American Arbitration

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 3


Association. The arbitrator shall have the authority to determine what, if any, additional protective storage measures shall be undertaken. The prevailing party in such arbitration shall be entitled to recover its reasonable attorneys' and experts' fees and costs. Lessee shall store all radioactive materials in such a manner that no radioactivity will be detectable outside a designated storage area and Lessee shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby and (2) there are and shall be no adverse effects on the (1) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any other real or personal property thereon or therein, or (iii) Premises, Project, or any of the improvements thereto or thereon.

      1.3   Disposal of Waste

            (a) Refuse Disposal. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises, Lessee shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

            (b) Sewage Disposal. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (1) for the disposal of anything except sanitary sewage or (2) for any use in excess of those uses (a) reasonably contemplated by the uses permitted under this Lease or (b) permitted by any governmental entity, whichever is less. Lessee shall keep the sewage disposal system free of all obstructions and in good operating condition.

            (c) Disposal of Other Waste. Lessee shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (1)health or safety of persons, wherever located, whether on the Premises or elsewhere, (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

      1.4 Compliance with Law. Lessee shall comply with applicable provisions in the Lease and all laws, statutes, ordinances, regulations, rules and other governmental requirements relating to the storage, use and disposal of hazardous or toxic

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 4


matter brought onto the Premises by Lessee, its agents, employees, contractors, invitees or licensees.

      1.5 Covenants, Conditions and Restrictions. Lessee shall comply with all covenants, conditions and restrictions covering the Premises, if any.

      1.6 Hazardous Waste.

            (a) To the best of Lessor's knowledge, Lessor warrants that the Premises are in compliance with all laws regulating the handling, use, storage, and disposal of Hazardous Materials. The foregoing warranty does not apply to any Hazardous Materials handled, disposed of, used or stored on the Premises or Project by Lessee under this Lease or Lessee's prior lease. Lessor agrees to indemnify, defend and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) and removal and remediation costs, arising from or in connection with the presence at the time of Lessee's taking possession of the Premises under Lessee's prior lease of Hazardous Materials on or about the Premises. Lessee shall indemnify, defend and hold harmless Lessor from any judgment, damages, losses, claims, actions, reasonable attorneys' fees, consultants' fees, storage or disposal of hazardous materials in or about the Premises in violation of law. Lessee shall have no other liability to Lessor or any of its officers, agents or partners as a consequence of the presence of hazardous materials in or about the Premises, except as otherwise may be provided herein. Lessee shall surrender the Premises to Lessor on the Termination Date or sooner termination of the Lease free of all hazardous materials and toxic wastes, disposed of, used or stored on or about the Premises by Lessee, its agents, employees or contractors, in full compliance with all applicable municipal, state and federal laws regulating the storage, handling and removal of such materials, and the closure of facilities which store such materials. Lessee agrees to indemnify, defend and hold harmless Lessor from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) and removal and remediation costs, arising from or in connection with the use, storage, release or

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 5


discharge by Lessee, its employees, agents, contractors or representatives, of Hazardous Materials on or about the Premises. The provisions of this Section 1. 6 (a) shall survive the expiration or earlier termination of the Lease.

            (b) Lessee, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined) by Lessee, its agents, employees or contractors, in or about the Premises. Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority.

            (c) Lessee shall promptly notify Lessor of any and all spillage, discharge, release and disposal of Hazardous Material onto or about the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom.

            (d) [Deleted.]

            (e) Lessor acknowledges that it is not the intent of this Lease to prohibit Lessee from operating its business as permitted in this Lease or to unreasonably interfere with the operation of Lessee's business. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements and express terms of this Lease. As a material inducement to Lessor to allow Lessee to use Hazardous Material in connection with its business, Lessee agrees to deliver to Lessor prior to the Commencement Date of the initial Term and each Renewal Term a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises ("Hazardous Material Summary") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code Section 25500 et seq. if Lessee is legally required to prepare such a plan. At Lessor's request, and at reasonable times, Lessee shall make available to Lessor true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence with governmental entities and agencies; storage and

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 6


management plans; notice of violations of any laws; plans relating to the installation of any storage facilities to be installed in or under the Premises (provided said installation of facilities shall be permitted only after Lessor has given Lessee its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage facilities installed in, on or about the Premises. Lessee shall not be required, however, to provide Lessor with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Lessor in such documentation, unless any such Hazardous Material Document names Lessor as an "owner" or "operator" of the facility in which Lessee is conducting its business. Lessor shall treat all information furnished by Lessee to Lessor pursuant to this Section as confidential and shall not disclose such information to any person or entity without Lessee's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

            (f) Notwithstanding the other provisions of this Lease, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner, or for a purpose, prohibited by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises, it shall not be unreasonable for Lessor to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

            (g) At any time prior to the expiration or earlier termination of the term of the Lease, Lessor shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals upon not less than two (2) business days, prior notice to Lessee (except in the case of an emergency) in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Lessee's records with regard thereto. Lessee agrees to reimburse Lessor for the actual cost of such tests and inspections, up to a maximum of $1000 per

EXHIBIT "C"
USE RESTRICTIONS - CONTINUED PG. 7


calendar year; provided, however that Lessee shall pay all reasonable costs of any such test which demonstrates that contamination in excess of permissible levels or violation of law has occurred and shall correct any deficiencies identified in any such test.

            (h) Lessee shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Lessor upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as is necessary to identify any impact on the Premises Lessee's operations under this Lease and the prior lease might have had (hereinafter referred to as the "Exit Report"). Lessee shall pay the cost of correcting any deficiencies identified in the Exit Report.

            (i) Lessee's obligations under this section shall survive the expiration or earlier termination of the Lease. Should Lessee employ any period of time after the expiration or earlier termination of this Lease to complete the removal from the Premises of any such Hazardous Material, Tenant shall be a tenant at sufferance subject to the provisions hereof.

            (j) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6. 95 (Hazardous Substances), (v) petroleum,
(vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601).

                                   EXHIBIT "D"

                                   THE PROJECT

THE PROJECT CONSISTS OF THREE TWO-STORY BUILDINGS HAVING A TOTAL SIZE OF 141,023 SQUARE FEET, LOCATED ON LOTS 19 AND 20 OF PACIFIC CORPORATE CENTER UNIT NO. 6, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11651, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 7, 1986, AS DEPICTED BELOW.


                              [THE PROJECT LOT MAP]

                                   EXHIBIT "E"

                     (Articles of Incorporation and Bylaws]








                       [Lessee acknowledges receipt of the
                      Articles of Incorporation and Bylaws
                          pursuant to the prior lease]

                                   EXHIBIT "F"

                                    [CC&R's]








                       [Lessee acknowledges receipt of the
                       CC&R's pursuant to the prior lease]

                                   EXHIBIT "G"


                        SUBORDINATION, NONDISTURBANCE AND
                              RECOGNITION AGREEMENT


      THIS AGREEMENT is dated as of January 1, 1995, by and between RADNOR/CREDIT CORPORATION, a Delaware corporation, having an address c/o Radnor Corporation, Tan Penn Center, 21st Floor, 1801 Market Street, Philadelphia, Pennsylvania 19103 ("RCC"), BANKERS TRUST COMPANY, a New York banking corporation, having an office at 280 Park Avenue, 23rd Floor West, New York, New York 10017 ("BRC") (RCC and BRC sometimes being hereinafter collectively referred to as the "Mortgagees"), and GAMMA-METRICS, a California corporation, having an office at 5788 Pacific Corporate Center Boulevard, San Diego, California 92121 ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, RADNOR/COLLINS/SORRENTO PARTNERSHIP, a California general partnership (the "Landlord") is the landlord under a certain lease (the "Lease"), dated as of January 1, 1995, with respect to certain land in the City of San Diego, San Diego County, California, which is more particularly described on Exhibit A attached hereto and made a part hereof, and the improvements now or hereafter located thereon (such land and improvements, the "Premises"); and

      WHEREAS, to secure an indebtedness justly payable to RCC, the Landlord has executed and delivered to RCC a deed of trust on the interest and estate of Landlord in and to the Premises (such deed of trust, and any increase, supplement, renewal, modification, replacement, consolidation, substitution or extension thereof being collectively called the "Mortgage"); and

      WHEREAS, RCC has collaterally assigned all of its right, title and interest in the Mortgage to BRC; and

      WHEREAS, Tenant has requested that Mortgagees execute this Subordination, Nondisturbance and Recognition Agreement to provide certain assurances to Tenant with respect to the Mortgage, and to confirm their understanding with respect to the Lease and the rights of Tenant thereunder.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Mortgagees, the Landlord and the Tenant hereby covenant and agree as follows:

      1. The Lease, including any further amendments and all renewals and extensions thereof, is and shall remain subject and subordinate in all respects to the Mortgage.

      2. Mortgagees agree that if Tenant complies with this Agreement, and the Lease shall be in full force and effect, and Tenant shall not then be in default under the Lease beyond the time permitted therein to cure such default, if any, at the time as of which Mortgagees commence a foreclosure action or other procedure to enforce the Mortgage, and at all times thereafter:

            (a) Neither Tenant nor any person claiming through or under Tenant shall be named or joined as a party defendant in any action, suit or proceeding which may be instituted or taken by Mortgagees for the purpose of foreclosure of the Mortgage upon the interest and estate of Landlord or of taking possession of the estate of the landlord by reason of a default or event of default under the Mortgage unless Tenant or any person claiming through or under Tenant is deemed a necessary party by the court, in which event such party may be so named or joined but such naming or joinder shall not otherwise be in derogation of the rights of Tenant set forth in this Agreement;

            (b) Neither Tenant, nor any person claiming through or under Tenant, shall be evicted from the Demised Premises, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated by reason of a default or event of default under the Mortgage.

      3. If, at any time, Mortgagees shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage (whether voluntary, involuntary or by operation or law) prior to the expiration date of the Lease, and if (a) Tenant has complied with this Agreement, the Lease shall be in full force and effect and Tenant is not then in default under the Lease beyond the time permitted therein to cure such default, if any, or (b) if the provisions of subsection (a) hereinabove are not satisfied and Mortgages otherwise so elect at their option to accept such attornment, then (i) the Lease shall not terminate as a result of Mortgagees' actions, (ii) Tenant shall attorn to and recognize Mortgagees as Tenant's landlord under the Lease, and (iii) Mortgagees shall accept such attornment and recognize Tenant as Mortgagees' tenant under the Lease. Upon such attornment and recognition, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Mortgagees and Tenant upon and subject to all of the then executory terms, conditions and covenants as are set forth in the Lease and that shall be applicable after such attornment and recognition, or at Mortgagees' option, Mortgagees and Tenant shall enter into a direct lease upon such terms and conditions, except that neither Mortgagees nor any person that shall acquire the interest of Landlord under the Lease by reason of foreclosure, assignment in lieu thereof or other enforcement of the Mortgage, nor any of their successors and assigns (such person, the "Purchaser") shall be:

            (a) bound or liable for any act, omission or default of any prior landlord, including without limitation, the Landlord, unless the Mortgagees were previously notified in writing of such act, omission or default, and such act, omission or default was continuing at the time of commencement of a foreclosure proceeding or commencement of other enforcement actions under the Mortgage, or such act, omission or default was continuing at the time Mortgagee or any Purchaser becomes owner of the Property, or for the payment of any monies owing by or on deposit with Landlord, or any prior landlord, to the credit of Tenant unless such monies were delivered to Mortgagees;

            (b) bound by or subject to a claim, counterclaim, defense or offset credit or deduction which theretofore shall have accrued to the Tenant against any Prior Landlord, except to the extent the same is permitted under the express terms of the Lease;

            (c) bound by any prepayment of more than one month's stipulated rent, or of additional rent beyond the current billing period under the Lease, unless such prepayment shall have been approved in writing by Mortgagees; or

            (d) liable to Tenant beyond the Purchaser's interest in the Property.

      4. If any act or omission by Landlord would give Tenant the right, immediately on or after lapse of time, to cancel or to terminate the Lease or to claim a partial or total eviction, or to claim an abatement of rent or a setoff against Tenant's obligation for rent, additional rent or any other charges in the Lease, Tenant will not exercise any such right until (a) it has given written notice of such act or omission to Mortgagees and (b) a reasonable period for remedying such act or omission (not to exceed five (5) days in excess of the period of time to which Landlord is entitled under the Lease to effect such remedy) shall have elapsed following such giving of notice, which period, provided such act or omission does not materially and adversely interfere with Tenant's use and occupancy under the Lease (in the reasonable opinion of Landlord), shall be extended by (i) the period of time required by Mortgagees to obtain possession of the Property if Mortgagees cannot otherwise cure such act or omission and (ii) the number of days caused by judicial restriction of Mortgagees' acts or by any other circumstance beyond Mortgagees' reasonable control; provided Mortgagees shall, with reasonable diligence, give Tenant notice of intention to, and thereafter promptly commence and diligently continue to, remedy such act or omission or to cause the same to be remedied.

      5. without the prior written consent of Mortgagees in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant will not, except as specifically permitted in the Lease (a) terminate or consent to the cancellation or surrender of the Lease, or (b) modify the Lease so as to materially shorten the unexpired term thereof, materially decrease the amount of rent payable thereunder or materially reduce the space covered thereby, or materially change any renewal option therein, or (c) make prepayments of any installments of rent to become due under the Lease, except prepayments which are required to be paid thereunder or which are in the nature of security for the performance of Tenant's obligations thereunder, or (d) in any other manner impair in any material respect the value of the Premises. Except as specifically permitted herein, any purported modification, amendment, termination, cancellation, surrender, prepayment or impairment made without the prior written consent of Mortgagees shall be void as against Mortgagees at their respective option.

      6. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

      7. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagees, all obligations and liabilities of Mortgagees under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagees' interest is assigned or transferred, which assignee shall be deemed to have assumed Mortgagees' obligations and liabilities hereunder.

      8. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been collaterally assigned to Mortgagees as part of the security for the note secured the Mortgage.

      If Mortgagees notify Tenant of a default under the Mortgage and demand that Tenant pay rent and all other sums due under the Lease to Mortgagees, Tenant agrees that it will honor such demand and pay rent and all other sums due under the Lease directly to Mortgagees. Landlord has signed this Agreement to confirm that it directs Tenant to honor any such demand to Mortgagees and agrees that Tenant may rely upon such demand without any obligation to further inquire as to whether or not any default exists under the Mortgage; and that Tenant shall be fully protected if it honors such demand and shall receive credit for all amounts paid pursuant thereto, even if it later be determined, as between Mortgagees and Landlord, that Mortgagees were hot entitled to make such demand and receive such payments.

      9. To Tenant's knowledge, neither Tenant nor Landlord is in default under the Lease.

      10. All notices and other communications hereunder shall be in writing and shall be delivered either by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service, addressed; (a) if to Mortgagees, to Mortgagees' respective addresses listed in the preamble to this Agreement, or at such other address for Mortgagees as Mortgagees shall have furnished to Tenant in writing, or (b) if to Tenant, at the Tenant's address listed in the preamble to this Agreement, or such other address as Tenant shall have furnished to Mortgagees in writing.

      11. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

      12. The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned attornment, recognition and subordination. Nevertheless, in confirmation thereof, Tenant shall execute and deliver an appropriate certificate to confirm such attornment, recognition and subordination upon request of Mortgagees.

      13. When consent of, or notice from, Mortgagees is required or provided for, hereunder, such consent or notice shall be sufficient, and shall be binding upon Tenant and Mortgagees, if given by BTC on behalf of Mortgagees; and no such consent or notice shall be effective unless signed on behalf of BTC. It there be any conflict between any notice or direction to Tenant given by BTC or by RCC on behalf of Mortgagees, the notice or direction from BTC shall control.

      14. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              TENANT:

                                    GAMMA-METRICS,
                                    a California corporation


                                    By:________________________
                                       Authorized Signature
                                       Title:


                              MORTGAGEES:

                                    RADNOR/CREDIT CORPORATION,
                                    a Delaware corporation


                                    By:________________________
                                       Authorized Signature
                                       Title:


                                    BANKERS TRUST COMPANY,
                                    a New York corporation


                                    By:________________________
                                       Authorized Signature
                                       Title:

The undersigned "Landlord" consents to the foregoing.

                                    RADNOR/COLLINS/SORRENTO PARTNERSHIP,
                                    a California general partnership


                                    By: ___________________________
                                        ROY B. COLLINS, General Partner

                                    By: RADNOR/PACIFIC CORPORATE CENTER
                                        CORPORATION, a Delaware
                                        corporation, General Partner


                                    By: ___________________________
                                        Authorized Signature
                                        Title:

                                   EXHIBIT "H"

                                GUARANTY OF LEASE


      Reference is made to the Triple Net Lease dated as of January 1, 1995, by and between RADNOR/COLLINS/SORRENTO PARTNERSHIP, as Lessor and GAMMA-METRICS, a California corporation, as Lessee (which Lease, together with any modifications thereof, is hereinafter referred to as the "Lease"), to which this Guaranty applies. All terms used herein shall be as defined in the Lease.

      This Guaranty relates to: (i) the payment of the Rent and all other sums due under the Lease, including any hold-over period, (ii) the full, prompt and absolute performance and observance by Lessee of all of the covenants, conditions, undertakings, agreements, duties and obligations contained in the Lease to be performed or observed by, or imposed upon, Lessee during the Term, or any holdover period, and (iii) any loss, expense or claims, including reasonable attorneys' fees, for which Lessee is liable under the terms of the Lease as the result of any event of default under the Lease and any breach by Lessee of any of its covenants, undertakings, agreements, duties and obligations contained in the Lease, all of which matters are collectively hereinafter referred to as the "Liabilities."

      FOR VALUE RECEIVED and in consideration for, and as an inducement to, the Lessor entering into the Lease, the undersigned (hereinafter "Guarantor"), hereby absolutely, unconditionally and irrevocably guarantees to Lessor the full, prompt and absolute payment, performance and observance of all Liabilities.

      Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, abated, affected or impaired by the happening from time to time of any event or condition including, without limitation, any of the following: (i) the assertion or non-assertion by Lessor of any of the rights or remedies reserved to Lessor pursuant to the provisions of the Lease and all instruments and documents referred to therein, or pursuant to applicable statutes, (ii) the waiver by Lessor of, or the failure of Lessor to enforce, or the lack of diligence of Lessor in connection with the satisfaction of, any of the Liabilities, (iii) the granting of any indulgence or extension of time by Lessor, (iv) the exercise by Lessor of any so-called self-help remedies, or (v) any other act, omission or condition which might in any manner or to any extent vary the risk to Guarantor or might otherwise operate as a discharge or release of Guarantor; all of which may be given or done without notice to, or consent of, Guarantor. The foregoing shall not effect the discharge of Guarantor or the modification of Guarantor's obligations hereunder except to the same extent that the Liabilities are (a) partially or fully discharged by Lessee's payment or performance of Lessee's obligations under the Lease or

(b) subject to offset or reduction by reason of the Lessor's breach of the Lease or by reason of any express provision of the Lease, or (c) modified with Lessor's consent; provided, however, that Guarantor's obligations hereunder shall not be discharged, released or impaired by reason of the release or discharge of the Lessee, or the rejection or disaffirmance of the Lease, in any bankruptcy or insolvency proceeding, or by any disability or lack of authority of Lessee or its officers or directors. Guarantor waives all rights and defenses arising out of an election of remedies by the Lessor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the Lessee by the operation of Section 580d of the Code of Civil Procedure or otherwise.

      Guarantor hereby waives: (i) all notice of default in the payment of, or non-performance of, any of the Liabilities; (ii) all protest, demands, notices or presentments of every kind and description now or hereafter provided by any statute or rule of law; and (iii) notice of any acceptance of this Guaranty. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof (including California Civil Code Sections 2787-2855) without in any manner limiting any other provisions of this Guaranty.

      Without in any way modifying the respective rights and obligations of Lessor and Lessee under the Lease, Guarantor further grants to Lessor, in Lessor's reasonable discretion and without notice to or consent of Guarantor, and without any termination, abatement or offset or impairment of the validity of this Guaranty and obligations of Guarantor hereunder, the following powers:

            (a) To terminate, modify or otherwise change any terms of all or any part of the Lease or any instruments or documents referred to therein, or the Liabilities, and to effect any release, compromise or settlement with respect thereto, provided that no such modification or other change of terms shall have the effect of increasing or adding to the Liabilities or obligations of Lessee under the Lease; and

            (b) To enter into any agreement of forbearance with respect to all or any part of the Lease or any instruments or documents referred to therein or with respect to the Liabilities, and to change the terms of any such agreement.

      The liability of Guarantor hereunder shall in no way be terminated, abated, affected or impaired by: (i) the release or discharge of Lessee in any creditors' receivership, bankruptcy or other proceedings; (ii) the impairment, limitation, modification or termination of: (a) the estate of Lessee in bankruptcy, or (b) any remedy for the enforcement of Lessee's liability under the Lease or any instruments or documents referred to therein resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from any decision in any court; (iii) the rejection or disaffirmance of the Lease or any instruments or documents referred to therein in any such proceedings; (iv) any disability or other such defense of Lessee; or (v) the cessation, from any cause whatsoever (other than by reason of [a] payment or performance, [b] a termination of the Lease with Lessor's consent for any reason other than a breach or default by Lessee, [c] termination of the Lease in accordance with its terms other than by reason of Lessee's breach or default, or [d] Lessor's breach or default under the Lease) of the Liabilities of Lessee under the Lease or any instruments or documents referred to therein.

      Lessor may proceed jointly or severally against the Lessee, Guarantor, and any surety or other party who may be liable. In addition, Guarantor agrees that Guarantor's liability under this Guaranty shall be primary, and that with respect to any right of action which shall accrue to Lessor relating to any of the Liabilities, Lessor may at its sole option proceed directly against Guarantor without having proceeded against Lessee or any other tenant, or any surety or other party who may be liable. Guarantor hereby waives any and all legal requirements that Lessor shall institute any action or proceedings at law or in equity against Lessee, or anyone else, or exhaust its remedies against Lessee, or anyone else, in respect of the Lease or in respect of any other security held by Lessor, as a condition precedent to bringing an action against Guarantor upon this Guaranty. All remedies afforded to Lessor by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Lessor or not, shall be deemed to be an exclusion of any of the other remedies available to Lessor and shall not limit or prejudice any other legal or equitable remedy which Lessor may have. If Lessee shall fail to satisfy any of the Liabilities prior to the expiration of all applicable notice and cure periods, Guarantor shall immediately pay to Lessor all sums due it by reason of Lessee's default in satisfying the Liabilities.

      Each default on any of the Liabilities shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at Lessor's option, any or all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

      Guarantor further represents to Lessor, as an inducement to executing the
Lease: (i) that there is not presently pending or threatened any litigation, arbitration, administrative or governmental proceeding against Guarantor which would in any way prohibit or impede the adoption, execution, or consummation of this Guaranty by Guarantor or which would affect any of the undertakings herein; (ii) that compliance by Guarantor with Guarantor's obligations under this Guaranty has not resulted and will not result in the violation of the Guaranty or of any agreement or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's assets are bound; (iii) that this Guaranty and all action contemplated to be taken by Guarantor hereunder has been duly authorized; (iv) that this Guaranty and such action and undertaking are valid and binding upon Guarantor in accordance with their terms; and (v) Guarantor is fully familiar with the financial condition of the Lessee and agrees that Lessor shall have no obligation to inform Guarantor of any changes in Lessee's financial condition.

      No encumbrance, assignment, subletting or other transfer by either Lessor or Lessee of the Lease or any instrument or document referred to therein, or of any interest therein, or of the Premises, or any interest therein, shall operate to extinguish or diminish (except to the extent the Liabilities are extinguished or diminished by the express terms of the Lease with respect to the Lessee named herein) the liability of Guarantor under this Guaranty, whether or not Guarantor has consented to or received notice of such encumbrance, assignment, subletting or other transfer.

      Guarantor further agrees to be responsible to Lessor for all reasonable expenses (including reasonable attorneys' fees) incurred by Lessor in enforcing any obligations of Guarantor under this Guaranty.

      All references to Lessor and Lessee (except for any reference to the "Lessee named herein") shall be deemed to include references to the successors and assigns of each of them.

      Until all the Liabilities are paid or performed and all obligations hereunder have been satisfied, Guarantor: (i) shall have no right of subrogation against Lessee by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Lessee by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) in the event of any default by Lessee with respect to any of the Liabilities, shall subordinate any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to Lessor under the Lease.

      Guarantor agrees that this Guaranty and all rights hereunder shall be interpreted, governed and construed in accordance with the laws of the state of California.

      If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

      The waiver of any provision of this Guaranty by either of the parties hereto shall constitute a waiver of that provision on that occasion only, and shall not constitute a waiver of any other term of this Guaranty, nor a waiver of that provision with respect to any other occasion.

      This Guaranty shall bind Guarantor, Guarantor's executors, administrators, heirs and assigns.

      Except as otherwise provided herein, or by operation of law, this Guaranty shall not be modified, amended, released or discharged except by a writing executed by Lessor.

      Guarantor has reviewed this Guaranty with his legal counsel and understands the terms hereof.

      Without limiting the foregoing, Guarantor understands that Lessor's election to pursue a particular remedy against Lessee (or Lessor's election not to pursue a remedy or to waive rights as against the Lessee) could destroy or impair, by operation of California law, rights which Guarantor might otherwise have (including without limitation rights of subrogation, reimbursement and contribution) as against the Lessee.

      Each individual who signs this Guaranty on behalf of an entity warrants that he/she has been duly authorized to do so and to bind such entity.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this instrument as of the 1st day of January, 1995, at San Diego County, California.

                                    GUARANTOR

                                    Thermo Instrument Systems Inc.,
                                    a Delaware corporation

                                    By: ____________________________
                                    Its:____________________________

                                   EXHIBIT "I"

                     (List of Items Pursuant to Section 7.2]




ALL PORTABLE (PLUG-IN) EQUIPMENT.

DUCTLESS LABORATORY FUME HOOD

ALL STORAGE AND PALLET RACKING

THE ENGINEERED SHELF-SUPPORTED STOREROOM MEZZANINE

WELDING EQUIPMENT

50 HZ MOTOR GENERATOR

ALL TELEPHONE EQUIPMENT (WIRING AND JACKS EXCEPTED)

ALL COMPUTER EQUIPMENT

P.A. SYSTEM AND COMPONENTS

BUILDING ALARM SYSTEM AND CARD ACCESS SYSTEM

WALL MOUNTED WORLD MAPS (2)

HALON SYSTEM IN COMPUTER ROOM

ANY FIRE EXTINGUISHING EQUIPMENT IN EXCESS OF CODE REQUIREMENTS

ANY SIGNAGE WHICH IS GAMMA-METRICS' SPECIFIC